                         AGREEMENT FOR THE PURCHASE OF STOCK

                                     by and among


                             SYNAGRO TECHNOLOGIES, INC.
                                 a Nevada corporation


                                         and

                               CDR ENVIRONMENTAL, INC.
                                 a Texas corporation

                                         and


                                PIMA GRO SYSTEMS, INC.
                                an Arizona corporation


                                         and

                               PIMA GRO SYSTEMS 2, INC.
                                an Arizona corporation

                                         and

                      WILSON NOLAN, an individual, HERBERT KAI,
                    an individual and JOHN KAI, JR., an individual





                                 Dated: July 18, 1996

                                  TABLE OF CONTENTS

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

   Section 1.1   Organization. . . . . . . . . . . . . . . . . . . . . . .2
   Section 1.2   Capitalization. . . . . . . . . . . . . . . . . . . . . .2
   Section 1.3   Subsidiaries and Predecessor Corporations . . . . . . . .2
   Section 1.4   Options and Warrants. . . . . . . . . . . . . . . . . . .2
   Section 1.5   Binding Obligation; No Default. . . . . . . . . . . . . .3
   Section 1.6   Compliance with Other Instruments, etc. . . . . . . . . .3
   Section 1.7   Consents. . . . . . . . . . . . . . . . . . . . . . . . .3
   Section 1.8   Books and Records . . . . . . . . . . . . . . . . . . . .3
   Section 1.9   Financial Statements. . . . . . . . . . . . . . . . . . .4
   Section 1.10  No Undisclosed Liabilities. . . . . . . . . . . . . . . .4
   Section 1.11  Absence of Certain Changes. . . . . . . . . . . . . . . .4
   Section 1.12  Plant and Equipment.. . . . . . . . . . . . . . . . . . .6
   Section 1.13  Leases. . . . . . . . . . . . . . . . . . . . . . . . . .7
   Section 1.14  Tax Returns.. . . . . . . . . . . . . . . . . . . . . . .7
   Section 1.15  Transactions with Affiliates. . . . . . . . . . . . . . .8
   Section 1.16  Contracts and Commitments.. . . . . . . . . . . . . . . .8
   Section 1.17  Compliance with Contracts; Delivery
                      of Certain Contracts . . . . . . . . . . . . . . . 10
   Section 1.18  Insurance.. . . . . . . . . . . . . . . . . . . . . . . 10
   Section 1.19  Labor Difficulties. . . . . . . . . . . . . . . . . . . 10
   Section 1.20  Litigation. . . . . . . . . . . . . . . . . . . . . . . 12
   Section 1.21  No Condemnation or Expropriation. . . . . . . . . . . . 12
   Section 1.22  Compliance with Law.. . . . . . . . . . . . . . . . . . 12
   Section 1.23  Permits.. . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 1.24  Environmental Compliance. . . . . . . . . . . . . . . . 13
   Section 1.25  Employee Benefits.. . . . . . . . . . . . . . . . . . . 15
   Section 1.26  Absence of Questionable Payments. . . . . . . . . . . . 17
   Section 1.27  Personnel.. . . . . . . . . . . . . . . . . . . . . . . 17
   Section 1.28  Real Property Holding Corporation.. . . . . . . . . . . 17
   Section 1.29  Accuracy of Information Furnished . . . . . . . . . . . 17
   Section 1.30  Title to Patents and Trade Names. . . . . . . . . . . . 17
   Section 1.31  Real Properties.. . . . . . . . . . . . . . . . . . . . 19
   Section 1.32  Title and Related Matters.. . . . . . . . . . . . . . . 19
   Section 1.33  Title to the Exchanged Pima Gro Stock.. . . . . . . . . 19
   Section 1.34  Securities Warranties.. . . . . . . . . . . . . . . . . 20
   Section 1.35  Pima Gro Schedules. . . . . . . . . . . . . . . . . . . 21

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

   Section 2.1   Organization. . . . . . . . . . . . . . . . . . . . . . 21
   Section 2.2   Capitalization. . . . . . . . . . . . . . . . . . . . . 22

   Section 2.3   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . 22
   Section 2.4   Binding Obligation; No Default. . . . . . . . . . . . . 22
   Section 2.5   Compliance with Other Instruments, etc. . . . . . . . . 22
   Section 2.6   Consents. . . . . . . . . . . . . . . . . . . . . . . . 23
   Section 2.7   Books and Records.. . . . . . . . . . . . . . . . . . . 23
   Section 2.8   Financial Statements. . . . . . . . . . . . . . . . . . 23
   Section 2.9   Litigation. . . . . . . . . . . . . . . . . . . . . . . 23
   Section 2.10  Compliance with Law.. . . . . . . . . . . . . . . . . . 24
   Section 2.11  Title to the Exchanged Synagro Stock and the Additional
                      Exchanged Synagro Stock. . . . . . . . . . . . . . 24
   Section 2.12       Compliance With Exchange Act.. . . . . . . . . . . 24
   Section 2.13       Purchasers' Schedules. . . . . . . . . . . . . . . 25

ARTICLE III . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . 25

   Section 3.1   Amount and Method of Payment of Purchase Price. . . . . 25
   Section 3.2   Security Interest.. . . . . . . . . . . . . . . . . . . 26
   Section 3.3   Additional Security.. . . . . . . . . . . . . . . . . . 26
   Section 3.4   Payment of Contingent Sum.. . . . . . . . . . . . . . . 26
   Section 3.5   Purchase Price Adjustment.. . . . . . . . . . . . . . . 30
   Section 3.6   Release of Pima Gro Shareholders'
                      Personal Guarantees. . . . . . . . . . . . . . . . 32
   Section 3.7   Closing.. . . . . . . . . . . . . . . . . . . . . . . . 33
   Section 3.8   Closing Events. . . . . . . . . . . . . . . . . . . . . 33
   Section 3.9   Termination.. . . . . . . . . . . . . . . . . . . . . . 33
   Section 3.10  Directors and Officers of
                      the Target Corporations. . . . . . . . . . . . . . 34

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

   Section 4.1   Access to Properties and Records. . . . . . . . . . . . 35
   Section 4.2   Availability of Rule 144. . . . . . . . . . . . . . . . 35
   Section 4.3   Information for Purchasers Public Reports.. . . . . . . 36
   Section 4.4   Special Covenants and Representations
                      Regarding the Combined Exchanged
                      Synagro Stock. . . . . . . . . . . . . . . . . . . 36
   Section 4.5   Third Party Consents. . . . . . . . . . . . . . . . . . 36
   Section 4.6   Actions Prior to Closing. . . . . . . . . . . . . . . . 36
   Section 4.7   Survival of Representations, Warranties
                      and Covenants. . . . . . . . . . . . . . . . . . . 38
   Section 4.8   Indemnification.. . . . . . . . . . . . . . . . . . . . 38
   Section 4.9   Notice of Indemnification.. . . . . . . . . . . . . . . 41
   Section 4.10  Indemnification Procedure for Third-Party Claims. . . . 42
   Section 4.11  Indemnification Payments. . . . . . . . . . . . . . . . 43

   Section 4.12  Notices of Certain Events . . . . . . . . . . . . . . . 43
   Section 4.13  Grant of Proxy. . . . . . . . . . . . . . . . . . . . . 44
   Section 4.14  Non-competition by the Pima Gro Shareholders. . . . . . 44
   Section 4.15  Termination of Agreements . . . . . . . . . . . . . . . 44
   Section 4.16  Tax Treatment Related to Acquisition
                      of the Exchanged Pima Gro Stock. . . . . . . . . . 45
   Section 4.17  Refinancing Covenant. . . . . . . . . . . . . . . . . . 45
   Section 4.18  Monies Owed by or Owing to the Target
                      Corporations to or from the Pima Gro
                      Shareholders . . . . . . . . . . . . . . . . . . . 45




ARTICLE V . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . 45

   Section 5.1   Accuracy of Representations.. . . . . . . . . . . . . . 45
   Section 5.2   Officer's Certificate.. . . . . . . . . . . . . . . . . 46
   Section 5.3   No Material Adverse Change. . . . . . . . . . . . . . . 46
   Section 5.4   Opinion of Counsel to the Target Corporations.. . . . . 46
   Section 5.5   Other Items.. . . . . . . . . . . . . . . . . . . . . . 48
   Section 5.6   Employment Agreement for Wilson Nolan.. . . . . . . . . 48
   Section 5.7   Franchise Tax Board Clearance.. . . . . . . . . . . . . 48
   Section 5.8   Employment Development Department Release.. . . . . . . 48

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

   Section 6.1   Accuracy of Representations.. . . . . . . . . . . . . . 49
   Section 6.2   Officer's Certificate . . . . . . . . . . . . . . . . . 49
   Section 6.3   No Material Adverse Change. . . . . . . . . . . . . . . 49
   Section 6.4   Opinion of Counsel to Purchasers. . . . . . . . . . . . 49
   Section 6.5   Other Items . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE VII . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . 51

   Section 7.1   Brokers and Finders . . . . . . . . . . . . . . . . . . 51
   Section 7.2   Law, Forum and Jurisdiction . . . . . . . . . . . . . . 51
   Section 7.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . 52
   Section 7.4   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . 52
   Section 7.5   Confidentiality . . . . . . . . . . . . . . . . . . . . 53
   Section 7.6   Schedules; Knowledge. . . . . . . . . . . . . . . . . . 53
   Section 7.7   Third Party Beneficiaries . . . . . . . . . . . . . . . 53
   Section 7.8   Entire Agreement. . . . . . . . . . . . . . . . . . . . 53
   Section 7.9   Survival; Termination . . . . . . . . . . . . . . . . . 53

   Section 7.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . 53
   Section 7.11  Amendment or Waiver . . . . . . . . . . . . . . . . . . 53
   Section 7.12  Incorporation of Recitals . . . . . . . . . . . . . . . 54
   Section 7.13  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 54
   Section 7.14  Headings; Context . . . . . . . . . . . . . . . . . . . 54
   Section 7.15  Public Announcements. . . . . . . . . . . . . . . . . . 54
   Section 7.16  Severability. . . . . . . . . . . . . . . . . . . . . . 54
   Section 7.17  Failure of Conditions; Termination. . . . . . . . . . . 54
   Section 7.18  No Strict Construction. . . . . . . . . . . . . . . . . 54
   Section 7.19  Execution Knowing and Voluntary . . . . . . . . . . . . 54
   Section 7.20  Assignment. . . . . . . . . . . . . . . . . . . . . . . 55

                     AGREEMENT FOR THE PURCHASE AND SALE OF STOCK

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF STOCK (hereinafter referred to as the "Agreement"), is made and entered into as of July 18, 1996, by and among Synagro Technologies, Inc., a Nevada corporation ("Synagro"), and CDR Environmental, Inc., a Texas corporation ("CDR") on the one hand (collectively, "Purchasers") and Pima Gro Systems, Inc., an Arizona corporation ("Pima Gro"), and Pima Gro Systems 2, Inc. an Arizona corporation ("Pima Gro 2") (collectively, the "Target Corporations") and each of the Pima Gro shareholders (the "Pima Gro Shareholders") listed on the signature page hereto, on the other hand;

                                       Premises

     WHEREAS, the Target Corporations own and operate a business which is engaged in the business of recycling biosolids and which hauls and processes soil amendments together with attendant activities (collectively, the "Business");

     WHEREAS, CDR is a wholly-owned subsidiary of Synagro;

   WHEREAS, Purchasers desire to purchase the assets of the Business;

     WHEREAS, the Pima Gro Shareholders have requested that Purchasers, and Purchasers have agreed to, purchase the shares of the common stock of Pima Gro and Pima Gro 2 from the Pima Gro Shareholders, which shares represent one hundred percent (100%) of the equity securities of Pima Gro and Pima Gro 2 that are issued and outstanding as of the Closing Date (as defined below), in lieu of acquiring the assets of the Business; and

     WHEREAS, Purchasers desire that CDR acquire from the Pima Gro Shareholders their shares of common stock of Pima Gro and Pima Gro 2, representing one hundred percent (100%) of the equity securities of Pima Gro and Pima Gro 2, in exchange for the consideration referred to herein;

                                      AGREEMENT

          NOW, THEREFORE, in consideration of the agreements hereto, it is hereby agreed as follows:

                                      ARTICLE I

                     REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                THE TARGET CORPORATIONS AND THE PIMA GRO SHAREHOLDERS

     The Target Corporations and the Pima Gro Shareholders represent and warrant as set forth in this Article I, as follows:

     Section 1.1 ORGANIZATION. Each of the Target Corporations is a corporation duly organized, validly existing and in good standing under the laws of the state of Arizona, and each such corporation has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its Business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it, or the nature of the Business, requires qualification. Included in the Pima Gro Schedules (as defined below) are complete and correct copies of the articles of incorporation and bylaws of the Target Corporations as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of Pima Gro and Pima Gro 2. Each of the Target Corporations has taken all actions required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Each of the Target Corporations has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

     Section 1.2 CAPITALIZATION. The authorized capitalization of Pima Gro and Pima Gro 2 consists of 1,000,000 shares of common stock, $0.01 par value and 1,000,000 shares of common stock, $0.01 par value, respectively. As of the Closing Date, there are nineteen thousand twenty (19,020) shares of Pima Gro common stock and three hundred (300) shares of Pima Gro 2 common stock, respectively, issued and outstanding, which represent one hundred percent (100%) of the issued and outstanding shares of the Target Corporations common stock (collectively, the "Exchanged Pima Gro Stock"). All of the issued and outstanding shares of the Target Corporations are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person. None of the Exchanged Pima Gro Stock is held by the Target Corporations as treasury stock. All of the shares of the Target Corporations owned, beneficially and of record, are owned free and clear of any liens or encumbrances, by each of the Pima Gro Shareholders and constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of the Target Corporations.

     Section 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. The Target Corporations do not have any subsidiaries and do not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 OPTIONS AND WARRANTS. There are no outstanding: (a) securities convertible into or exchangeable for any capital stock of the Target Corporations; or (b) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by the Target Corporations under the Securities Act of 1933, as amended (the "Securities Act")) to purchase or subscribe to capital stock of the Target Corporations or securities convertible into or exchangeable for capital stock of the

Target Corporations. Neither the Target Corporations nor the Pima Gro Shareholders are parties to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the common stock of the Target Corporations.

     Section 1.5 BINDING OBLIGATION; NO DEFAULT. Each of the Target Corporations has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of the knowledge of the Target Corporations, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which the Target Corporations are a party or by which the Target Corporations or the property of the Target Corporations may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of the Target Corporations and the Pima Gro Shareholders, enforceable against the Target Corporations and the Pima Gro Shareholders in accordance with its terms.

     Section 1.6 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by the Target Corporations and the Pima Gro Shareholders, nor compliance by the Target Corporations or the Pima Gro Shareholders with the terms and conditions of this Agreement will: (a) require the Target Corporations and the Pima Gro Shareholders to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which the Target Corporations or the Pima Gro Shareholders are a party or by which the Target Corporations and the Pima Gro Shareholders or their properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of their assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach of any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which the Target Corporations are subject.

     Section 1.7 CONSENTS. Except as provided in Schedule 1.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by the Target Corporations or the Pima Gro Shareholders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 1.8 BOOKS AND RECORDS. The books of account and other financial records of the Target Corporations are complete and correct in all material aspects. The minute books of the Target Corporations, as previously made available to Purchasers and their legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Boards of Directors of the Target Corporations.

     Section 1.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 1.9 are true and complete copies of the audited financial statements of Pima Gro and Pima Gro 2, including the audited consolidated balance sheets of Pima Gro and Pima Gro 2 as of December 31, 1995, 1994 and 1993, respectively, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended (the "Pima Gro Audited Financial Statements"). The Pima Gro Audited Financial Statements, together with the notes thereto, fairly present the financial position of Pima Gro and Pima Gro 2 at the dates thereof and the combined results of the operations and the changes in stockholders' equity and cash flows for Pima Gro and Pima Gro 2 for the periods covered by such Pima Gro Audited Financial Statements, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods, except as indicated in the accompanying opinion of the independent auditors. Pima Gro and Pima Gro 2 have furnished to Purchasers true and complete copies of its unaudited consolidated statement of assets, liabilities and equity-income tax basis of Pima Gro and Pima Gro 2, as of June 30, 1996 and 1995, and the related consolidated statement of retained earnings for the six (6) month periods then ended (collectively, the "Pima Gro Unaudited Financial Statements"). The Pima Gro Unaudited Financial Statements fairly present the financial position of Pima Gro and Pima Gro 2 at the date of, and the results of the operations and the changes in stockholders' equity and cash flows for Pima Gro and Pima Gro 2 for the periods then ended. The Pima Gro Unaudited Financial Statements have been prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and have been prepared on the accounting basis used by Pima Gro and Pima Gro 2 for income tax purposes. (The Pima Gro Audited Financial Statements and the Pima Gro Unaudited Financial Statements are collectively referred to herein as the "Pima Gro Financial Statements.") John Kai, Jr. and Herbert Kai are not providing the representation and warranties set forth in this Section 1.9.


     Section 1.10 NO UNDISCLOSED LIABILITIES.  Except as set forth on Schedule
1.10 hereto, the Target Corporations do not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the Pima Gro Audited Financial Statements, except for liabilities and obligations incurred since December 31, 1995 in the ordinary course of the Business and consistent with past practices and which, in any event, in the aggregate, would not have a Material Adverse Effect, as defined in Section 1.11(a).

     Section 1.11 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 1.11 hereto or except as otherwise expressly contemplated hereby, during the period between December 31, 1995 and the Closing Date, the Target Corporations have not:

     (a) Suffered any material adverse change in their financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves which, in the aggregate, amount to $25,000 or more, and no event has occurred and no action has been taken by the Target Corporations or, to the best knowledge of the Target Corporations, any other person, nor is any such event or action contemplated or, to the best knowledge of the Target Corporations, threatened, which might reasonably be expected to have a material adverse effect on the assets, operations or conditions (financial or otherwise) of the Business ("Material Adverse Effect"). In all places in this Agreement where the term "material," whether capitalized or not, is used in an economic context, it shall mean Material Adverse Effect.

     (b) Suffered any Material (as defined below) adverse change in the Business, operations or prospects;

     (c)  Experienced any shortage of raw materials or supplies;

     (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $2,500 individually, or $10,000 in the aggregate (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating any bad debt, contingency or other reserves;

     (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Pima Gro Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Pima Gro Financial Statements;

     (f) Permitted or allowed any of their property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

     (g) Written down the value of any inventory in excess of $2,500 (including write-downs by reason of shrinkage or markdown) or written down or written off as uncollectible any notes or accounts receivable in excess of $10,000;

     (h) Canceled any debts or waived any claims or rights in excess of $10,000;

     (i) Sold, transferred or otherwise disposed of any of their properties or Assets in excess of $10,000 (real, personal or mixed, tangible or intangible);

     (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name (as defined below) necessary to permit the Target Corporations to conduct the Business or develop their products, or dispose of or disclose to any person, other than representatives of Purchasers, any Proprietary Information or Technical Information (as defined below) not theretofore a matter of public knowledge necessary to permit the Target Corporations to conduct the Business or develop their products;

     (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

     (l) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $30,000 for additions to property, plant, equipment or intangible capital assets;

     (m) Declared, paid or set aside for payment any dividend or other distribution in respect of their capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Target Corporations;

     (n)  Made any change in any method of accounting or accounting practice;

     (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of the Target Corporations as such terms are defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or any officer, director or stockholder of the Target Corporations (collectively, "Affiliates" or individually, an "Affiliate");

     (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

     (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

     (r) Agreed, whether in writing or otherwise, to take any action described in this Section 1.11.

     Section 1.12 PLANT AND EQUIPMENT. The material plants, buildings, fixtures, structures and equipment owned, leased or used by the Target Corporations (the "Target Corporations Assets") are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put. Included in Schedule 1.12 hereto is an accurate and complete list of all of the fixed assets of the Target Corporations with a value in excess of $1,000.

     Section 1.13 LEASES. Schedule 1.13 hereto is an accurate and complete list of all leases pursuant to which the Target Corporations lease real property or any material item of personal property. A true and correct copy of each such lease has been delivered to Purchasers, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 1.13 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by the Target Corporations thereunder, and, to the best knowledge of the Target Corporations, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party. To the best of the Target Corporations knowledge, except as set forth on Schedule 1.13 hereto, each of the Target Corporations is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in Schedule 1.13 hereto. Except as set forth on Schedule 1.13 hereto, no consent is required from the lessor under any lease of real or personal property listed on Schedule 1.13 prior to the consummation of the transactions contemplated hereby.

     Section 1.14 TAX RETURNS. Schedule 1.14 hereto are true and correct copies of the Corporate Income Tax Returns and Statements (as defined below) of the Target Corporations for fiscal years 1991, 1992, 1993, 1994 and 1995. To the best knowledge of the Target Corporations each of the Target Corporations has established adequate reserves for the payment of all known unpaid Taxes (as defined below) as of the date of the Pima Gro Financial Statements. Further, to the best knowledge of the Target Corporations, each of the Target Corporations has: (a) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income tax (collectively, the "Corporate Income Tax Returns and Statements"), sales, gross receipts and all other tax returns and statements required to be filed by the Target Corporations or on their behalf and which were due prior to the date of this Agreement; and
(b) paid within the time and in the manner prescribed by law all Taxes, due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect. To the best knowledge of the Target Corporations, the Corporate Income Tax Returns and Statements are true, complete and accurate, in all material respects. Except as set forth in Schedule 1.14, since December 31, 1991, no tax assessment or deficiency has been made against the Target Corporations nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not
been set aside.   The Corporate Income Tax Returns and Statements are not
presently, nor have they since the inception of the Target Corporations been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. Each of the Target Corporations has not received any notice that any of the Corporate Income Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

     For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees related to taxes, together with any interest, penalties or other additions, imposed by any governmental, taxing authority upon the Target Corporations.

     Section 1.15  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
Schedule 1.15 hereto, no Affiliate of the Target Corporations has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which the Target Corporations are a party, or any interest in any competitor, supplier or customer of the Target Corporations. Except as set forth item by item on Schedule 1.15 hereto, and except for loans made after the date of this Agreement by Affiliates to the Target Corporations from time to time for working capital at interest rates not more than market rates in the aggregate amount not to exceed $10,000 per month ("Affiliate Working Capital Loans"), the Target Corporations are not indebted, directly or indirectly, to any Affiliate of the Target Corporations or the Pima Gro Shareholders, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. Except as disclosed on Schedule 1.15, no Affiliate is indebted, directly or indirectly, to the Target Corporations.
Schedule 1.15 is a complete and accurate list of all employees of the Target Corporations owing more than $2,500 in principal (provided that the aggregate principal amount owed by employees to the Target Corporations not set forth on
Schedule 1.15 shall not exceed $10,000) plus accrued interest, to the Target Corporations, other than travel or other employee advances (not exceeding $1,000 to any one person) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

     Except as set forth on Schedule 1.15 hereto, no Affiliate:(a) is a party to any contract or arrangement with the Target Corporations pursuant to which it directly provides material services to the Target Corporations; or (b) is a party to any contract or arrangement with a third party, to which the Target Corporations are not a party, but under which the Target Corporations receive any material amount of goods or services from said third party. Except as set forth on Schedule 1.15 hereto, all goods and services provided to the Target Corporations by any of their Affiliates and all goods and services provided to any of their Affiliates by the Target Corporations, at any time since the inception of either of the Target Corporations have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's-length transaction with the provider.

     Section 1.16 CONTRACTS AND COMMITMENTS. Except as set forth on Schedule 1.16, in connection with contracts and commitments, which as of the date of this Agreement have any executory provision:

     (a) The Target Corporations have not entered into any outstanding agreements, contracts or commitments or restrictions which, individually or in the aggregate, are material to the Business, operations or prospects, or which require the making of any charitable contribution;

     (b) No purchase contracts or commitments of the Target Corporations continue for a period of more than thirty (30) days or are in excess of the normal, ordinary and usual requirements of the Business or, to the best knowledge of the Target Corporations, at an excessive price;

     (c) The Target Corporations have not entered into any contracts or commitments pursuant to which the Target Corporations are, as of the date hereof, required to obtain or maintain, on behalf of themselves or any of their directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government;

     (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of the Target Corporations which continue for a period of more than thirty (30) days or will likely result in any loss to the Target Corporations upon completion or performance thereof;

     (e) The Target Corporations have not entered into any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by their on notice of not longer than thirty (30) days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

     (f) The Target Corporations have not entered into any outstanding employment agreement, or any other outstanding agreement that contains any severance or termination pay liabilities or obligations;

     (g) The Target Corporations are not parties to any collective bargaining agreement or other contract or agreement with any labor organization;

     (h) The Target Corporations are not restricted by agreement from carrying on the Business anywhere in the world;

     (i) The Target Corporations have not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others, other than as reflected on the Pima Gro Financial Statements;

     (j) The Target Corporations are not parties to any contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any territorial or state government or any agency or instrumentality thereof; and

     (k) The Target Corporations have not entered into any outstanding loan with or to any person other than (i) as reflected on the Pima Gro Financial Statements, (ii) for amounts not more than $2,500 to any individual and $10,000 in the aggregate, and
(iii) Affiliate Working Capital Loans.

     Section 1.17  COMPLIANCE WITH CONTRACTS; DELIVERY OF CERTAIN CONTRACTS.
The Target Corporations are not in default under any material contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 1.13 and 1.16 hereto (the "Contacts"), except for those which would not have a Material Adverse Effect, and no act or omission by the Target Corporations has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such contract or agreement. To the best knowledge of the Target Corporations, each of the agreements referred to in Schedules 1.13 and 1.16 hereto is valid and in full force and effect. To the best knowledge of the Target Corporations, no party is in default under any agreement referred to in Schedules 1.13 and 1.16 hereto, and to the best knowledge of the Target Corporations, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof. Each of the Target Corporations has previously delivered to Purchasers a true and correct copy of each agreement, contract, commitment or restriction listed on Schedules
1.13 and 1.16 hereto, including all amendments and modifications thereof.

     Section 1.18 INSURANCE. Schedule 1.18 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the Business, properties or assets of, the Target Corporations, as well as the terms of each of such policies of insurance and the dates through which the premiums for such policies has been paid. All such policies are in full force and effect and payments of premiums therefore are not delinquent, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Target Corporations with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 1.18 without additional premiums being paid or properly accrued as an additional liability through the Closing Date. Schedule 1.18 also: (a) describes all products liability claims made for the three (3) years preceding the Closing Date, and all other claims (except medical and dental) pending or made for the three (3) years preceding the Closing Date, under such insurance policies; and (b) identifies all types of insurable risks which the Target Corporations and their Boards of Directors have designated as being self insured. Except as set forth in Schedule 1.18, the Target Corporations have not been turned down at any time since inception of the Target Corporations for any insurance with respect to their assets or operations, nor has their coverage been limited by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last three (3) years.

     Section 1.19  LABOR DIFFICULTIES.  Except to the extent set forth in
Schedule 1.19:

     (a) To the best knowledge of the Target Corporations, no employee of the Target Corporations is in violation of, or has threatened any violation of, any material term of any employment contract or any other contract or agreement relating to the relationship of such employee with the Target Corporations or any other party, including any employee handbook and/or personnel policy manual of the Target Corporations except for violations which would not, individually or in the aggregate, have a Material Adverse Effect;

     (b) To the best knowledge of the Target Corporations the Target Corporation have complied in all material respects with each and every term, provision, section and part of any written employment contract or agreement, including any employee handbook and/or personnel policy manual, that the Target Corporations have or have had with any individual who has performed work for the Target Corporations;

     (c) To the best knowledge of the Target Corporations there is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the best knowledge of the Target Corporations, threatened against the Target Corporations before the National Labor Relations Board (the "NLRB") or any other federal, territorial, state or local governmental agency or other entity;

     (d) The Target Corporations are not parties to any collective bargaining agreement applicable to the Employees; (ii) none of the Employees is represented by any labor organization, and (iii) there is no labor strike, work stoppage or slowdown pending against the Target Corporations and no pending lockout by the Target Corporations, in each case, with respect to the Business.

     (e) To the best knowledge of the Target Corporations, there is no petition for election or similar charge, complaint, allegation or other process or claim pending or, to the best knowledge of the Target Corporations, threatened against the Target Corporations before the NLRB, any region of the NLRB, or any other federal, territorial, state or local governmental agency or other entity, and no organizing campaign or other effort is underway or, to the best knowledge of the Target Corporations, threatened by any labor organization to organize any employees of the Target Corporations;

     (f) Each of the Target Corporations has not experienced any labor dispute, strike, slowdown, work stoppage, or other job action since its inception; and

     (g) There is not pending or, to the best knowledge of the Target Corporations, threatened against the Target Corporations any complaint, charge, allegation or other process or claim whatsoever, other than those which would not, individually or in the aggregate, have a Material Adverse Effect: (i) alleging any violation of the Occupational Safety and Health Act or any other federal, territorial, state or local law governing health and/or safety in the workplace; (ii) seeking compensation, benefits and/or penalties pursuant to any Workers' Compensation Act or similar law; (iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law; (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law; (v) alleging any violation of the Fair Labor Standards Act or any other federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any federal, territorial, state or local child labor law; and/or (vii) alleging any other federal, territorial, state or local law relating to or governing employment or labor matters.

     Section 1.20  LITIGATION.  Except as set forth in Schedule 1.20 hereto:

     (a) There is no pending or, to the best knowledge of the Target Corporations, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting: (i) the Target Corporations or any director, officer, agent or employee thereof in his or her capacity as such; (ii) the assets, properties or Business; or (iii) the transactions contemplated by this Agreement, nor, to the best knowledge of the Target Corporations, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, Business or prospects of the Target Corporations;

     (b) To the best knowledge of the Target Corporations, there is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting the Target Corporations or, to the best knowledge of the Target Corporations, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the Business of the Target Corporations, or requiring the Target Corporations or, to the best knowledge of the Target Corporations, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the Business of the Target Corporations which could reasonably be anticipated to have a Material Adverse Effect; and

     (c) To the best knowledge of the Target Corporation each of the Target Corporations are not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

     Section 1.21 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of the Target Corporations is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of the Target Corporations, has any such condemnation, expropriation or taking been proposed.

     Section 1.22 COMPLIANCE WITH LAW. To the best of the knowledge of the Target Corporations, the operations of the Target Corporations have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over the Target Corporations, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule 1.22 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 1.22, the Target Corporations have not received any notification since their inception of any asserted present or past failure by the Target Corporations to comply with such laws, regulations, ordinances or requirements. Each of the Target Corporations has all permits, authorizations and consents necessary for the operation of THE BUSINESS except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 1.23 PERMITS. Schedule 1.23 is a complete list of all Permits issued by any Government Body in respect of the Business. To the best knowledge of the Target Corporations, such Permits constitute all licenses, franchises, permits or similar authorizations required by any law for the Target Corporations to own and conduct the Business, and there are no outstanding violations of any such Permits, and no action pending or, to the BEST knowledge of the Target Corporations, threatened, to cancel, modify or not renew any such Permit.

     Section 1.24  ENVIRONMENTAL COMPLIANCE.

     A. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "PREMISES" means any property or facility the Target Corporations own, operate or lease which relate to the Business, or ever owned, operated or leased by the Target Corporations or which constitute any of the Target Corporations Assets;

          (b) "HAZARDOUS SUBSTANCE" means, at any time, any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any federal, state or local governmental authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a "hazardous," "extremely hazardous" or "restricted hazardous" waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing;
(iv) polychlorinated biphenyls; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (vi) defined as a "hazardous waste" pursuant to
Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. (42 U.S.C. Section 6903); (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive

Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA") (42 U.S.C. Section 9601); or (viii) defined in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Sections 2530 ET SEQ., California Fish & Game Code.

          (c) "HAZARDOUS SUBSTANCES LAW" means any national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in Subparagraph (b) above and the Occupational Health and Safety Act (29 U.S.C. Section 651 ET SEQ.); and

          (d) "LOSS" means any and all of the following, whether the result of any action of any governmental agency or a third party: liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Substances Law; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, costs and capital expenditures required for compliance with Hazardous Substances Law.

     B. Except as disclosed in Schedule 1.24 hereto, to the best knowledge of the Target Corporations:

          (a) The Target Corporations have obtained, and are in full compliance with, all Material (as defined below) permits, licenses or other authorizations which are required under any Hazardous Substances Law for the operations of the Business;

          (b) The Target Corporations are not aware of any Material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by the Target Corporations with any Hazardous Substances Law, or which may give rise to Loss to the Target Corporations based on or related to any Hazardous Substances Law;

          (c) The Target Corporations have not entered into any Material agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Substances Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

          (d) The Target Corporations have not discovered or caused, and to the best of the knowledge of the Target Corporations, no other person has discovered or caused, any Material discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by the Target Corporations or on the property of any third party;

          (e) The Target Corporations have not discovered, and to the best of knowledge of the Target Corporations, no other person has discovered, any Material occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any Material restrictions on the ownership, occupancy, transferability or use under any Hazardous Substances Law;

          (f) The Target Corporations have not manufactured, stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was not in Material compliance with any Hazardous Substances Law;

          (g) The Target Corporations do not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the best knowledge of the Target Corporations, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

          (h) The Target Corporations have not received notice of any Material lien in favor of any governmental authority for: (i) any Material liability under any Hazardous Substances Law; or (ii) Material damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such Material lien ever been filed or attached to the Premises.

     For purposes of this Section 1.24, "Material" shall mean any or all events or circumstances which may result in a Material Adverse Effect on or to the Target Corporations or their financial condition.

     Section 1.25  EMPLOYEE BENEFITS.

          (a) Except for the plans, agreements, arrangements and practices set forth in Schedule 1.25 hereto (collectively, the "Employment Plans"), neither the Target Corporations nor any Affiliates maintains or contributes to, or are obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of the Target Corporations. Neither the Target Corporations nor any Affiliates has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

          (b) To the best knowledge of the Target Corporations, each Employment Plan, including each Employment Plan which is an "employee pension benefit plan," as such term is defined in Section 3(2) of the Employee Retirement Income Security

Act of 1974, as amended ("ERISA") (the "Pension Plans"), or an "employee welfare benefit plan," as such term is defined in Section 3(l) of ERISA (the "Welfare Plans"), in all respects conforms to, and is and has been operated in compliance with, applicable law, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

          (c) Neither the Target Corporations nor any Affiliates, nor any of the Pension Plans, nor any of the Welfare Plans nor any trust created thereunder, nor, to the best knowledge of the Target Corporations, any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which might subject the Target Corporations to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (d) To the best knowledge of the Target Corporations, full payment has been duly made or reserved for by the Target Corporations of all amounts that the Target Corporations or any Affiliate are required under the terms of all Employment Plans to pay as contributions to such Employment Plans, with respect to employees of the Target Corporations covered by such Plans, on or prior to the Closing Date.

          (e) None of the Pension Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

          (f) Neither the Target Corporations, any Affiliates nor, to the best knowledge of the Target Corporations, any administrator or fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction or acted or failed to act in a manner which could subject the Target Corporations to any liability for a breach of fiduciary duty under ERISA.

          (g) Neither the Target Corporations nor any Employment Plan is obligated to make payment of post-retirement life, accidental death, medical or disability insurance benefits of any type, excluding for this purpose the provision of any such benefits as a result of an individuals exercise of his or her conversion rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, to, or with respect to, any former employee of the Target Corporations.

          (h) True and complete copies of each of the following documents have been delivered to Purchasers: (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts, or other funding instruments; (ii) each Employment Plan and complete descriptions of any such plans that are not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) actuarial reports, consisting of the Schedule B and attachments to the Form 5500 Series prepared for the last two (2) plan years for each Pension Plan.

     Section 1.26 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Target Corporations nor, to the best knowledge of the Target Corporations, any of their directors, officers, agents, employees or other persons acting on their behalf or for their benefit has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose. Neither the Target Corporations nor, to the best knowledge of the Target Corporations, any of their directors, officers, agents, employees or other persons acting on their behalf or for their benefit has accepted or received any unlawful contributions, payments, gifts or expenditures.

     Section 1.27 PERSONNEL. Schedule 1.27 hereto is a true and complete list of the names, addresses and wage rates for all salaried and non-salaried employees of the Target Corporations by classification, as of the Closing Date.

     Section 1.28 REAL PROPERTY HOLDING CORPORATION. Each of the Target Corporations is not a U.S. Real Property Holding Corporations within the meaning of Section 897(c)(2) of the Code.

     Section 1.29 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by the Target Corporations contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Purchasers by the Target Corporations and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of the Target Corporations pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by the Target Corporations to Purchasers.

     Section 1.30 TITLE TO PATENTS AND TRADE NAMES. To the best knowledge of the Target Corporations, the Target Corporations have good and marketable title to the Patents set forth in Schedule 1.30(a) and Trade Names set forth in
Schedule 1.30(b), free and clear of any lien, mortgage, charge, security interest, pledge or other encumbrance or other adverse claim or interest of any nature. The Target Corporations are the sole and exclusive owners of the Patents and Trade Names, the issued or granted Patents are valid, and in full force and effect as of the Closing Date. The Target Corporations are the parties named in the Patents and are the parties who made, or caused to be made, the application for the letters of patents. Each of the Target Corporations has the right and power to assign the Patents and Trade Names and made no prior transfer, sale or assignment of all or any part of the Patents and Trade Names and the exploitation of the

Patents and Trade Names do not and will not infringe the rights granted to any other person by any United States or other patent or proprietary interest of any kind or nature. Each of the Target Corporations further represent and warrant that the Patents and Trade Names constitute all of its rights and interests in, and the Target Corporations have not transferred or conveyed to any other person or entity any right or interest in, any patents, patents pending, industrial designs, utility models and applications for patent and method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof, and all foreign counterparts and extensions thereof, and all of the Technical Information and Proprietary Information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents, that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of all products and services related to the Business. The following terms as used in this Agreement shall have the meanings set forth below:

     "PATENTS" shall mean the patents, patents pending, industrial designs, utility models and applications for patent that are identified in Schedule 1.30(a) hereto, which relate to any products (or any component thereof) or services related to the Business and the Target Corporations and their method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof and all foreign counterparts and extensions thereof.

     "PROPRIETARY INFORMATION" shall mean all of the information regarding any products or services related to the Business, including the Patents, which constitute reliable trade secrets or proprietary business information, including, without limitation, such information as encompassed in all drawings, designs, formulas, devices, compilations, computer programs and software devices, plans, manuals, proposals, financial information, costs, pricing information, marketing or sales plans, accounting, customer lists or any other trade secrets or proprietary information whether now existing or hereinafter developed whether it gives the disclosing party any competitive advantage over those who do not know or use it, or whether it is patentable or subject to copyright or trademark protection.

     "TECHNICAL INFORMATION" means all information, knowledge, engineering and technical data, manufacturing data, raw data, developments, projections, proprietary data, manufacturing drawings, product specifications, manufacturing and assembly techniques, production descriptions, skills, methods, trade secrets, processes, procedures and know how and other information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents within the definition of Patents (as defined above), that is pertinent to the development, testing, registration, assembly, manufacture, use or sale of any products or services related to the Business.

     "TRADE NAMES" shall mean those tradenames, trademarks, service marks and logos referenced on Schedule 1.30(b) hereto.

     Section 1.31 REAL PROPERTIES. Schedule 1.31 hereto is an accurate and complete list of all real property owned by the Target Corporations, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real property.

     Section 1.32 TITLE AND RELATED MATTERS. Except as otherwise provided herein, the Target Corporations have good and marketable title to and are the sole and exclusive owners of all of their material properties, inventory, interests in properties and assets, real and personal, Patents, copyrights, trademarks, service marks and Trade Names (collectively, the "Target Corporations' Assets") which are reflected in the Pima Gro Financial Statements and the Pima Gro Schedules (as defined in Section 1.35) or acquired after the date thereof (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and
(c) as described in the Pima Gro Schedules. Except as set forth in the Pima Gro Schedules, the Target Corporations own free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products they are currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with the Business. Except as set forth in the Pima Gro Schedules, no third party has any right to, and the Target Corporations have not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Business, operations or financial condition of the Target Corporations or any material portion of their properties, assets or rights.

     Section 1.33 TITLE TO THE EXCHANGED PIMA GRO STOCK. (a) Upon delivery to CDR of the certificates described in Section 3.1(b) of this Agreement, CDR will receive good and marketable title to the Exchanged Pima Gro Stock. All of the Exchanged Pima Gro Stock shall be received by CDR as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement); and

     (b) From the date of this Agreement through the Closing Date, each of the Pima Gro Shareholders agrees that he will not sell, transfer, hypothecate, pledge, assign, suffer any lien to be incurred with respect to or otherwise dispose of any of the shares of Exchanged Pima Gro Stock.

     Section 1.34 SECURITIES WARRANTIES. With respect to the Exchanged Synagro Stock and any Additional Exchanged Synagro Stock (as defined below) (collectively, the "Combined Exchanged Synagro Stock") to be delivered by Synagro to the Pima Gro Shareholders pursuant to the provisions of Section 3.1(a)(iii) and 3.4 hereof, each of the Pima Gro Shareholders hereby represents and warrants to Synagro that:

     (a) The shares of Combined Exchanged Synagro Stock is being acquired for the account of each of the Pima Gro Shareholders and not with a view to sale in connection with any distribution of the Combined Exchanged Synagro Stock;

     (b) Each of the Pima Gro Shareholders is acquiring the Combined Exchanged Synagro Stock hereunder without having received any form of general solicitation or general advertising;

     (c) Each of the Pima Gro Shareholders or his representative, if any, has been provided with, or given reasonable access to, full and fair disclosure of all material information concerning Purchasers;

     (d) Each of the Pima Gro Shareholders has a preexisting personal or business relationship with Synagro or certain of its officers, directors or controlling persons, or by reason of his business or financial experience, each of the Pima Gro Shareholders can reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

     (e) Each of the Pima Gro Shareholders understands and hereby acknowledges that the Combined Exchanged Synagro Stock will be issued pursuant to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the Combined Exchanged Synagro Stock may bear a legend in a form satisfactory to counsel for Synagro; in part, Synagro's reliance upon such exemptions is based on the representations and warranties made by each of the Pima Gro Shareholders in this
Section 1.34;

     (f) Each of the Pima Gro Shareholders agrees that the certificates to be issued in respect of the Combined Exchanged Synagro Stock may bear a legend in a form satisfactory to counsel for Synagro reflecting the status of the Combined Exchanged Synagro Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for Synagro may be instructed to restrict the transfer of the Combined Exchanged Synagro Stock, in accordance with such legend and any other restrictions provided in this Agreement;

     (g) Each of the Pima Gro Shareholders hereby agrees that he will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the Combined Exchanged

Synagro Stock, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to Synagro that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and in Arizona and Washington, pursuant to an opinion of counsel satisfactory to Synagro that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and does not in any way violate the terms of this Agreement; and

     (h) Each of the Pima Gro Shareholders hereby acknowledges that: (i) the shares of Combined Exchanged Synagro Stock referred to herein are being acquired after adequate investigation of the business plan and prospects of Synagro; (ii) that each of the Pima Gro Shareholders is not relying upon the accuracy of any predictions as to the future prospects or developments of Synagro or its business and is well informed as to the business of Synagro and has reviewed its operations and financial statements; (iii) each of the Pima Gro Shareholders or their professional advisors has discussed the financial condition and business operations of Synagro with the officers and directors of Synagro and has been afforded the opportunity to ask questions with respect thereto; and (iv) each of the Pima Gro Shareholders specifically acknowledges that the shares of Combined Exchanged Synagro Stock are speculative and involve a very high degree of risk and that there can be no assurance that Synagro will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders.

     Section 1.35 PIMA GRO SCHEDULES. The Target Corporations shall cause the schedules supplied to Purchasers in connection with this Agreement (the "Pima Gro Schedules") and the instruments and data delivered to Purchasers hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                      ARTICLE II

                      REPRESENTATIONS, COVENANTS AND WARRANTIES
                                    OF PURCHASERS

     As an inducement to, and to obtain the reliance of the Target Corporations and the Pima Gro Shareholders, Purchasers represent and warrant, as follows:

     Section 2.1 ORGANIZATION. Synagro and CDR are corporations duly organized, validly existing and in good standing under the laws of the states of Nevada and Texas, respectively, and each such corporation has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.

Included in the Purchasers Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of the Purchasers as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Purchasers' articles of incorporation or bylaws. The Purchasers have taken all actions required by law, their articles of incorporation, their bylaws or otherwise to authorize the execution and delivery of this Agreement. The Purchasers have full power, authority and legal right and have taken all action required by law, their articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

     Section 2.2 CAPITALIZATION. The authorized capitalization of Synagro consists of 100,000,000 shares of common stock, par value $0.002 par share (the "Synagro Common Stock") and 10,000,000 shares of preferred stock, par value $0.002 per share ("Synagro Preferred Stock"). As of the Closing Date, there are 6,197,102 shares of Synagro Common Stock issued and outstanding and no shares of Synagro Preferred Stock are issued and outstanding. All issued and outstanding shares of Synagro are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights or other rights of any person.

     Section 2.3 SUBSIDIARIES. Synagro owns, beneficially or of record, the securities of the corporations listed on Schedule 2.3 hereto.

     Section 2.4 BINDING OBLIGATION; NO DEFAULT. Purchasers have duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of Purchasers' knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which either of Purchasers is a party or by which Purchasers or the property of Purchasers may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Purchasers, enforceable against Purchasers in accordance with its terms.

     Section 2.5 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Except as set forth on Schedule 2.5, neither the execution and delivery of this Agreement by Purchasers nor compliance by Purchasers with the terms and conditions of this Agreement will: (a) require Purchasers to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which Purchasers are a party or by which Purchasers or their properties may be subject; (c) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach of any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Purchasers are subject.

     Section 2.6 CONSENTS. Except as set forth on Schedule 2.6, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Purchasers in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 2.7 BOOKS AND RECORDS. The books of account and other financial records of Purchasers are complete and correct in all material aspects. The minute books of Purchasers, as previously made available to the Target Corporations and their legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Boards of Directors of Purchasers.

     Section 2.8 FINANCIAL STATEMENTS. Incorporated in Commission Filings (as defined below), which have previously been furnished to the Pima Gro Shareholders, are true and correct copies of Synagro's audited financial statements, including Synagro's audited consolidated balance sheets as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1995 (the "Synagro Audited Financial Statements"); and true and correct copies of Synagro's unaudited consolidated balance sheets as of March 31, 1996, and the related unaudited consolidated statements of operations and cash flows for the three (3) month period ended March 31, 1995 and 1996 (the "Synagro Unaudited Financial Statements"). The Synagro Audited Financial Statements, together with the notes thereto, fairly present the financial position of Synagro at December 31, 1995, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for Synagro for the periods covered by the Synagro Audited Financial Statements and have been prepared in accordance with GAAP, consistently applied with prior periods. The Synagro Unaudited Financial Statements fairly present the financial position of Synagro at March 31, 1996, and the consolidated results of the operations and cash flows for Synagro for the periods then ended and have been prepared in accordance with GAAP, consistently applied with prior periods. (The Synagro Audited Financial Statements and Synagro Unaudited Financial Statements are collectively referred to herein as the "Synagro Financial Statements.")

     Section 2.9  LITIGATION.  Except as set forth in Schedule 2.9 hereto:

     (a) there is no pending or, to the best knowledge of Purchasers, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting (i) Purchasers or any director, officer, agent or employee thereof in his or her capacity as such, (ii) the assets, properties or business of Purchasers, or (iii) the transactions contemplated by this Agreement, nor, to the best knowledge of Purchasers, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of Purchasers;

          (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Purchasers or, to the best knowledge of Purchasers, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of Purchasers, or requiring Purchasers or, to the best knowledge of Purchasers, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of Purchasers which could reasonably be anticipated to have a Material Adverse Effect; and

     (c) Purchasers are not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

     Section 2.10 COMPLIANCE WITH LAW. The operations of Purchasers have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over Purchasers, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule 2.10 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 2.10, Purchasers have not received any notification since their inception of any asserted present or past failure by Purchasers to comply with such laws, regulations, ordinances or requirements. Purchasers have all of the permits, authorizations and consents necessary for the operation of their business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 2.11 TITLE TO THE EXCHANGED SYNAGRO STOCK AND THE ADDITIONAL EXCHANGED SYNAGRO STOCK. Upon delivery to the Pima Gro Shareholders of the certificates described in Section 3.1(a)(ii) and 3.4(d) of this Agreement, the Pima Gro Shareholders will receive good and marketable title to the Combined Exchanged Synagro Stock, and as the case may be, all of the Exchanged Synagro Stock and the Additional Exchanged Synagro Stock shall be received by the Pima Gro Shareholders as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

     Section 2.12 COMPLIANCE WITH EXCHANGE ACT. As of the Closing, Purchasers shall be current in all filings required to be tendered to the Commission pursuant to the

Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Pima Gro Shareholders have heretofore been furnished with true, complete and correct copies of the following: (a) Synagro's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as filed with the Commission; (b) Synagro's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, as filed with the Commission; and (c) all other reports or registration statements filed by Synagro with the Commission since March 31, 1996 (collectively, the "Commission Filings"). Since March 31, 1996, Synagro has filed all reports, registration statements and other documents required to be filed by it under the Exchange Act. To the best knowledge of Purchasers, the Commission Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.
None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, or declared or it became effective, as the case may be, contained, or now contains, and at the Closing Date will contain, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.13 PURCHASERS' SCHEDULES. Purchasers shall cause the Purchasers Schedules and the instruments and data delivered to the Target Corporations hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                     ARTICLE III

                              CONSIDERATION AND CLOSING

     Section 3.1 AMOUNT AND METHOD OF PAYMENT OF PURCHASE PRICE. (a) Except as otherwise provided herein, the consideration (the "Purchase Price") for the purchase of the Exchanged Pima Gro Stock (inclusive of the goodwill associated with owning and operating the Business) shall consist of the payment by Purchasers to the Pima Gro Shareholders of the sum of Three Million Ninety-Five Thousand Five Hundred Sixty-One Dollars ($3,095,561) (the "Fixed Sum"). The Fixed Sum shall be paid or otherwise provided to the Pima Gro Shareholders as follows:

          (i) the sum of One Million Two Hundred Seventy Seven Thousand Two Hundred Sixty Five Dollars ($1,277,265) in cash or cash equivalents payable at Closing. All amounts payable as a part of the Purchase Price, which are payable in cash or cash equivalents shall, upon the written request of the Pima Gro Shareholders, be delivered by wire transfer pursuant to Section 3.1(a)(v)hereto;

          (ii) 155,000 shares of common stock, $0.002 par value (the "Exchanged Synagro Stock"), having an acknowledged value, for purposes of this

Agreement, of $1.437 per share, for an aggregate consideration of Two Hundred Twenty-Two Thousand Seven Hundred Thirty Five Dollars ($222,735);

          (iii) delivery of a promissory note ("Note") in the principal amount of One Million Five Hundred Ninety Five Thousand Five Hundred Sixty One Dollars ($1,595,561), in the form attached as Schedule 3.1 hereto;

          (iv) such additional amounts as may be required to be paid (the "Contingent Sum Payment") pursuant to Section 3.4 hereto; and

          (v) all payments of cash or cash equivalents and all wire transfers to be made by the Purchasers as against the Purchase Price or the Contingent Sum (as defined below), if any, shall be directed in writing prior to the date each payment is to be made; such direction being signed by each Pima Gro Shareholder as to his share of any payments. So long as Purchasers make the payments consistent with the directions received in writing, Purchasers are relieved of any claims of, or responsibility to any of the Pima Gro Shareholders should any Pima Gro Shareholder claim to have not received his portion of any such payment.

          (b) The Pima Gro Shareholders shall deliver to Purchasers the certificates for the Exchanged Pima Gro Stock described in Section 3.8 hereto.

     Section 3.2 SECURITY INTEREST. As partial security for the full and timely payment of the Note, at the Closing, Purchasers shall execute a pledge agreement (the "Pledge Agreement") in the form attached as Schedule 3.2 hereto, which shall represent a security interest in certain collateral (the "Collateral"), as described in the Security Agreement.

     Section 3.3 ADDITIONAL SECURITY. As additional security for the full and timely payment of the Note, (a) at the Closing, Purchasers shall deliver to the Pima Gro Shareholders an irrevocable standby letter of credit (the "Letter of Credit"), in the form attached as Schedule 3.3 hereto, which shall be in favor of the Pima Gro Shareholders, in the amount of Four Hundred Sixty-Two Thousand Seven Hundred Thirteen Dollars ($462,713); and (b) at all times during which there is any unpaid balance owing on the Note, Purchasers shall: (i) maintain insurance ("Business Insurance") on the Business and the Target Corporations' Assets with insurers, and with the types of coverages described in Schedule 3.3 hereto, (ii) designate the Pima Gro Shareholders as co-insureds under the Business Insurance policies in the amounts of insurance designated in Schedule 3.3, and promptly notify the Pima Gro Shareholders in writing before making any modifications to any of the Business Insurance policies.

     Section 3.4 PAYMENT OF CONTINGENT SUM. (a) In addition to the Fixed Sum, the Pima Gro Shareholders may be paid additional amounts for the Exchanged Pima Gro Stock, such amounts, if any, which shall be referred to as the contingent sum (the "Contingent Sum"). The Contingent Sum shall be calculated in the manner described in Section 3.4(b) through (i), hereof, but in no event shall Contingent Sum payments made to the Pima Gro Shareholders, exceed in the aggregate Two Million Nine Hundred Forty Thousand Dollars ($2,940,000).

     (b) For purposes of this Section 3.4, the Target Corporations shall prepare a fiscal year end unaudited financial statement prepared in accordance with GAAP. Further, from such financial statement net income from operations shall be determined and utilized as the basis for determining pre-tax earnings as set forth more fully hereinbelow. Except as otherwise provided herein, the amount of the Contingent Sum Payment shall be determined, as follows:

          (i) For purposes of this Section 3.4(b), "pre-tax earnings" shall be defined as net income from operations less applicable interest expense and any and all state and local taxes, paid or accrued, but shall not include any gain on sale of assets by the Target Corporations during fiscal years ending December 31, 1996 through December 31, 1998 (the "Contingent Sum Determination Period").

          (ii) Further, pre-tax earnings shall: (A) exclude decreases in the operating costs of the Target Corporations derived from the reduction of accounting, audit, tax or computer support costs ("AATC Costs") of the Target Corporations during the Contingent Sum Determination Period related to the effect of the integration of operations of the Target Corporations with the Purchasers following the Closing Date ("Integration of Operations") (for this purpose, the AATC Costs shall be fixed at Two Hundred Seventy-Five Thousand One Hundred Dollars($275,100) per year, regardless of the actual amount of the AATC Costs incurred during this period), and (B) include in pre-tax earnings all increases and decreases in operating costs incurred by the Target Corporations during the Contingent Sum Determination Period, except as otherwise specifically provided in this Section 3.4(b). Release of such Personal Guarantees (as defined below) shall be at the request of the Pima Gro Shareholders and to the extent such release of Personal Guarantees results in an increase in operating costs incurred by the Target Corporations such costs shall decrease pre-tax earnings. No corporate overhead shall be charged to the Target Corporations by the Purchasers. However, during the Contingent Sum Determination Period, the Target Corporations shall reasonably share the available time of Ken McCord.

          (iii) The Pima Gro Shareholders shall receive the Contingent Sum Payment of Four Dollars and Sixteen Cents ($4.16) for each dollar by which pre-tax earnings for each of the fiscal years during the Contingent Sum Determination Period shall exceed the Base Earnings Amount (as defined below or the adjusted base earnings amount (as defined below),as the case may be). The Purchasers shall deliver written notice to the Pima Gro Shareholders of the amount of the Contingent Sum Payment for each such fiscal year on or before ninety (90) days following the end of each such fiscal year (the "Contingent Sum Determination Date").

          (iv) For the fiscal year ending December 31, 1996, the base earnings amount shall equal Three Hundred Eighty Thousand Dollars ($380,000) (the "Base Earnings Amount").

          (v) For each subsequent fiscal year during the Contingent Sum Determination Period, the Base Earnings Amount shall be adjusted (the "Adjusted Base Earnings Amount") by: (A) any amount utilized for calculating the Contingent Sum Payment, before applying the Multiplier, to determine the amount to be received by the Pima Gro Shareholders pursuant to Section (b)(i) as the Contingent Sum Payment for the immediately preceding fiscal year, and (B) the amount by which the Base Earnings Amount shall exceed pre-tax earnings with respect to the immediately preceding fiscal year. In the event that the Target Corporations do not have pre-tax earnings equal to or greater than the Base Earnings Amount or any Adjusted Base Earnings Amount (the "Shortfall"), the amount of the Shortfall will be added to the amount of the Base Earnings Amount or the Adjusted Base Earnings Amount, as the case may be, for the next succeeding Contingent Sum Determination Period, subsequent to December 31, 1996, before any Contingent Sum is determined or paid.

          (c) Any Contingent Sum Payment which may be due and payable for any fiscal year during the Contingent Sum Determination Period shall be reduced on a dollar for dollar basis by any amounts during each such fiscal year, borrowed or expended, regardless of source, by the Target Corporations (or by Purchasers for the benefit of the Target Corporations) with respect to the purchase, replacement or maintenance of equipment and machinery utilized in the operations of the Target Corporations, which shall exceed the amount for which the Target Corporations have budgeted for each such fiscal year (the "Equipment Expense Budget"). For purposes of this Section 3.4 (c), the Boards of Directors of the Target Corporations shall prepare a written Equipment Expense Budget for each such fiscal year on or before the the last business day of the preceding fiscal year. However, for the fiscal year ending December 31, 1996, the Equipment Expense Budget shall be Six Hundred Forty Two Thousand Seven Hundred Dollars ($642,700). During the Contingent Sum Period, the replacement of equipment by either of the Target Corporations shall not exceed historic replacement levels, without the unanimous written consent of the Boards of Directors thereof, but in no event shall such amount be less than $200,000.

          (d) Except as otherwise provided herein, Purchasers shall satisfy their obligation to pay the Contingent Sum to the Pima Gro Shareholders, when the Contingent Sum is due, by tendering to the Pima Gro Shareholders, on the Contingent Sum Determination Date (as defined herein), one of the following: (i) all or a portion of up to 1,000,000 shares of Synagro Common Stock (the "Additional Exchanged Synagro Stock"), the number of shares of Additional Exchanged Synagro Stock shall be determined by the Market Value (as defined below). However, for each $0.86 of Market Value of the Synagro Common Stock the Purchasers shall pay to the Pima Gro Shareholders the sum of $0.14 in cash (no portion of which shall be paid pursuant to a promissory note); or (ii) at the option of Synagro, a combination of an amount of cash, or cash equivalents, which cash payment shall equal no less than fifty percent (50%) of the Contingent Sum Payment then due, and either: (A) a promissory note (the "Contingent Note") in the form attached as Schedule 3.4, in an amount equal to the difference between the amount of cash so paid and the Contingent Sum Payment then due, or (B) a number of shares of Synagro Common Stock, with an aggregate Market Value in an amount equal to the difference between the amount of cash so paid and the Contingent Sum Payment then due. The Market Value of the Synagro Common Stock, for purposes of this Section 3.4, shall be the average of the mean between the bid and asked prices for the Synagro Common Stock in the market for such securities during the twenty (20) business days preceding each Contingent Sum Determination Date.

          (e) Each of the Purchasers shall use its best efforts to provide adequate funding and bonding for each of the Target Corporations during the Contingent Sum Determination Period. Any capital which is advanced by either of the Purchasers as a loan to either of the Target Corporations during the Contingent Sum Determination Period may accrue interest at a rate equal to the rate paid by the Purchaser to borrow such funding or bonding. If the funding provided by a Purchaser is not borrowed by such Purchasers it may accrue interest at a maximum rate equal to the lesser of: (A) prime, as determined at the time of the loan; or (B) eight percent (8%) PER ANNUM.

          (f) During the Contingent Sum Determination Period, Wilson Nolan shall be able to exercise the same control and discretion with regard to each of the Target Corporations as Wilson Nolan was able to exercise as president thereof prior to the Closing, subject only to restrictions imposed on officers of Affiliates of corporations whose securities are publicly traded and applicable corporate law, except for the following, which will require approval of the Boards of Directors of the Target Corporations: (A) capital expenditures in excess of the amounts set forth in Section 3.4(c),of Six Hundred Forty Two Thousand Seven Hundred Dollars ($642,700); and (B) payments from the Target Corporations to Wilson Nolan, other than salary payable under and pursuant to the employment agreement attached hereto as Schedule 5.6.

          (g) During the Contingent Sum Determination Period, Wilson Nolan shall have the option of electing to reduce his own compensation and benefits so long as Wilson Nolan advises Purchasers of his election in this regard on or before the December 31, preceding the year for which the election has been made. For the fiscal year ending December 31, 1996, this election shall be provided no later than August 15, 1996. Any of the savings to the Target Corporations associated with such a reduction shall be included in pre-tax earnings for purposes of calculating the Contingent Sum Payment.

          (h) In the event that the Target Corporations are required to reserve up to the amount of $363,000 for site development costs (the "Site Development Costs") listed on the Pima Gro Audited Financial Statements, during the three
(3) year period ending December 31, 1998, for purposes determining the Contingent Sum, if any, to be paid by the Purchasers to the Pima Gro Shareholders, the parties hereto have agreed that the Site Development Costs will be amortized equally over a three (3) year period.

          (i) Notwithstanding anything to the contrary contained in this Agreement, in the event that Site Development Costs are reserved against (the "Reserve") as described in Section 3.4(h) and such Reserve is not reversed prior to any Contingent Sum Determination Period, any cash payable and any Contingent Sum Notes or any proceeds payable pursuant and any Additional Exchanged Synagro Stock or any proceeds of the sale thereof (the "Reserve Proceeds") that are deliverable to the Pima Gro Shareholders shall be deposited into an escrow (the "Escrow"), pursuant to an escrow agreement (the "Escrow Agreement") in the form attached hereto as Schedule 3.4(i). The Reserve Proceeds shall be maintained in the Escrow until the final Contingent Sum Determination Date. At the final Contingent Sum Determination Date, in the event that the aggregate of the Contingent Sum earned by the Pima Gro Shareholders is in excess of the amount of Contingent Sum cash payments actually paid to the Pima Gro Shareholders (the "Reserve Excess"), the Contingent Notes, shares of Additional Exchanged Synagro Stock or cash proceeds therefrom, and interest earned thereon, if any, in the Escrow Account equal to the Reserve Excess, plus interest thereon, if any, shall be delivered to the Pima Gro Shareholders. Any Contingent Sum Notes, Additional Exchanged Synagro Stock or cash proceeds thereof, including interest thereon shall be returned to Synagro and maintained by Synagro as Synagro's property.

     Section 3.5 PURCHASE PRICE ADJUSTMENT. (a)   As soon as practicable, but in
no event later than sixty (60) days following the Closing Date, the Purchasers shall prepare and deliver to the Pima Gro Shareholders a balance sheet for the Business as of the Closing Date (the "Closing Balance Sheet"), which shall include the Purchasers' computation of the Net Target Corporations Assets Value ("Net Asset Value")as of the Closing Date. As used herein, "Net Asset Value" as of the Closing Date means the assets less the liabilities as reflected on the Closing Balance Sheet. The Closing Balance Sheet shall: (i) only reflect assets and liabilities as of the close of business on the Closing Date in accordance with GAAP and on a basis consistent with the Pima Gro Audited Financial Statements, and (ii) be prepared as if the Closing Date were a fiscal year end.

          (b) The Pima Gro Shareholders shall have a period of thirty (30) days from the date of receipt by the Pima Gro Shareholders of the Closing Balance Sheet to review (the "Review Period") the Closing Balance Sheet and the Purchasers' calculation of the Net Asset Value as of the Closing Date. During such period, the Purchasers shall afford the Pima Gro Shareholders access to any of the books, records and work papers reasonably necessary to enable the Pima Gro Shareholders to review the Closing Balance Sheet and the Purchasers' calculation of the Net Asset Value as of the Closing Date. The Pima Gro Shareholders may dispute any amounts reflected in the Purchasers' computation, by giving notice (the "Notice of Dispute") within the Review Period and specifying in such Notice of Dispute each and every disputed item and setting forth in reasonable detail the basis for such dispute.

          (c) As promptly as practicable following receipt of the Closing Balance Sheet prepared by the Purchasers and a Notice of Dispute, an auditor selected by

Purchasers (the "Auditor") shall complete an audit for the purpose of rendering its report that the Closing Balance Sheet, with such adjustments, if any, as the Auditor may require in order to render such report, has been prepared in accordance with GAAP and on a basis consistent with the Pima Gro Audited Financial Statements. The Closing Balance Sheet, with such adjustments, if any, as the Auditor may require in order to render its report, is hereinafter referred to as the "Audited Closing Balance Sheet." The Auditor also shall prepare a calculation of the Net Asset Value as of the Closing Date based upon the Audited Closing Balance Sheet (the "Certified Net Asset Value"), and deliver such calculation to the Purchasers and the Pima Gro Shareholders as promptly as practicable, but in no event later than 120 days after the Closing Date. All expenses of the Auditor in connection with the preparation of the Audited Closing Balance Sheet and the determination of the Certified Net Asset Value shall be borne by the Purchasers.

          (d) If the Pima Gro Shareholders or the Purchasers disagree with the Audited Closing Balance Sheet or the Certified Net Asset Value as delivered pursuant to Section 3.5(c) hereof, then, within thirty (30) days after the Auditor's delivery thereof, either or both of the Pima Gro Shareholders and the Purchasers may deliver a notice to the other and to the Auditor of such disagreement, setting forth such disagreeing party's disagreement with respect to the Audited Closing Balance Sheet and calculation of Certified Net Asset Value as of the Closing Date. Any such notice of disagreement shall specify those items or amounts as to which the Pima Gro Shareholders or the Purchasers disagree, and the Pima Gro Shareholders or the Purchasers, as the case may be, shall be deemed to have agreed with all other items and amounts contained in the Audited Closing Balance Sheet and the Certified Net Asset Value.

          (e)  If a notice of disagreement shall be timely delivered pursuant to
Section 3.5(d) hereof, the parties shall, during the thirty (30) days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Net Asset Value as of the Closing Date. If, during such period, the parties are unable to reach such agreement, they shall promptly thereafter cause Deloitte & Touche, or if such firm declines to act in such capacity, such other firm of independent nationally recognized accountants (other than the Auditor) chosen by the Purchasers and reasonably acceptable to the Pima Gro Shareholders (the "Accounting Referee") promptly to review this Agreement, and the disputed items or amounts for the purpose of calculating the Net Asset Value as of the Closing Date. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Audited Closing Balance Sheet or Certified Net Asset Value as to which the Pima Gro Shareholders or the Purchasers have disagreed. The Accounting Referee shall deliver to the Pima Gro Shareholders and the Purchasers, as promptly as practicable, a report (the "Report") setting forth such calculation. Such report shall be final and binding upon the parties hereto. The costs of such review and report pursuant to this Section 3.5(e) shall be borne equally by the Pima Gro Shareholders and the Purchasers. As used herein, "Final Net Asset Value" means (i) the Certified Net Asset Value, if no notice of disagreement is delivered by the Pima Gro Shareholders or the Purchasers during the period provided in Section 3.5(d); or (ii) if such a notice of disagreement is delivered by the Pima Gro Shareholders or the Purchasers, either
(A) as agreed by the Pima Gro Shareholders and the Purchasers or (B) as shown in the Accounting Referee's calculation delivered pursuant to this Section 3.5(e).

          (f) In the event the Closing Balance Sheet or the Report reflects a difference between the Pima Gro Audited Financial Statement and the Closing Balance Sheet which is greater than $25,000, the Purchasers shall deduct from the Note, as a downward adjustment to the Purchase Price, an amount equal to the difference between the Net Asset Value set forth in the Pima Gro Audited Financial Statement and the Net Asset Value contained in the Closing Balance Sheet (or if a Certified Final Net Asset Value is required to be determined pursuant to this Section 3.5, then pursuant to the Audited Closing Balance Sheet).

          (g) There shall be no adjustment in the Purchase Price unless the Net Asset Value or the Certified Final Net Asset Value of the Target Corporations at June 30, 1996 is less than $1,947,243.

     Section 3.6 RELEASE OF PIMA GRO SHAREHOLDERS' PERSONAL GUARANTEES. In connection with personal guarantees ("Personal Guarantees") provided by the Pima Gro Shareholders in connection with obligations of the Target Corporations, except as otherwise provided herein, Purchasers agree that Purchasers shall:

          (a) within two (2) years following the Closing Date arrange to have released all Personal Guarantees, existing at the Closing Date, of the Pima Gro Shareholders;

          (b) use Purchasers' best efforts to have released prior to such two
(2) year period all Personal Guarantees of the Pima Gro Shareholders, with regard to:

               (i) obligations owing to bonding companies (the "Bonding Companies") listed on Schedule 3.6 hereto, which Bonding Companies have provided surety and other forms of bonds ("Bonds") for the benefit of the Target Corporations, in relation to the performance of services being and to be performed by the Target Corporations, pursuant to contracts that are listed in Schedules 1.13 and 1.16 hereto; and

               (ii) obligations owing to lenders to the Target Corporations and lessors of equipment or leased property utilized by the Target Corporations, set forth on Schedule 3.6 hereto.

          (c) Within one (1) year from the Closing Date, the Purchasers shall have arranged for the release of the Personal Guarantees in connection with the accounts receivable financing.

          (d) In the event that Purchasers are able to arrange for the release of one or more of the Personal Guarantees solely in connection with Bonds that are referenced in this Section 3.6, within ten (10) days after receipt of notice given by Purchasers that a Personal Guarantee is about to be released, the Pima Gro Shareholders shall have the option to waive the provisions of this Section 3.6. If a waiver is sought for such a Personal Guarantee and the Pima Gro Shareholders choose to waive the provisions of Section 3.6(d), then Purchasers obligation to obtain the release of Personal Guarantees for all bonding referenced in Section 3.6(b)(i) and (ii) shall be modified so that the obligation of Purchasers to obtain the release of the Personal Guarantees shall become the greater of:

               (i) two (2) years from the Closing Date; or

               (ii) one (1) year from the date the Pima Gro Shareholders waive their rights pursuant to Section 3.6(d) hereof.

          (e) Under no circumstances shall any of the provisions of this Section
3.6 apply to any matter for which a Personal Guarantee has been given in which a claim has been asserted as of the Closing Date. On the later of six (6) months from the release of a claim on any such Bond; or (ii) the period set forth in
Section 3(d)(ii) above, the Personal Guarantee of the Pima Gro Shareholders shall be released.

     Section 3.7 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall take place on July 18, 1996 (the "Closing Date"), 10:00 a.m. at the offices of Purchasers located at 16000 Stuebner Airline, Suite 420, Spring, Texas 77379, prior to which time the transactions contemplated hereby may not be effectuated. The parties hereto acknowledge that regardless of the Closing Date, the transactions referenced in this Agreement shall be deemed to have closed as of the end of the business day on July 1, 1996. If the Closing does not occur on or before September 9, 1996, this Agreement shall lapse.

     Section 3.8 CLOSING EVENTS. At the Closing, the Pima Gro Shareholders have been requested to deliver the certificates representing the Exchanged Pima Gro Stock, duly endorsed and signature medallion guaranteed, to the Purchasers. The Pima Gro Shareholders have advised the Purchasers that they cannot locate the certificates that have been issued to the Pima Gro Shareholders, including the share certificates that represent all of the issued and outstanding shares of the Target Corporations, or the stock ledgers of the Target Corporations or any certificates of the Target Corporations which have been issued and subsequently cancelled (the "Missing Certificates"). In lieu of producing the Missing Certificates each of the Pima Gro Shareholders shall execute the certificates attached hereto as Schedule 3.8. Further, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Sections 5 and 6 of this Agreement.

     Section 3.9  TERMINATION.

     (a) This Agreement may be terminated by the board of directors of either Purchasers or the Target Corporations at any time prior to the Closing Date if:

          (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such boards of directors, made in good faith and based on the advice of their legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such boards of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

     In the event of termination pursuant to this paragraph (a) of Section 3.9, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the boards of directors of Purchasers if the Target Corporations shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of the Target Corporations contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this Section 3.9(b), this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder;

     (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of the Target Corporations if Purchasers shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of Purchasers contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of
Section 3.9, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.10 DIRECTORS AND OFFICERS OF THE TARGET CORPORATIONS. (a) At the Closing, each of the members of the Boards of Directors of the Target Corporations shall tender his resignation and Purchasers shall appoint new members to the Boards of Directors of the Target Corporations. Unless otherwise provided for herein during the period beginning with the Closing Date and ending with the Final Contingent Sum

Determination Date, the Purchasers agree that they shall vote to elect Wilson Nolan, or his designee to the Boards of Directors of the Target Corporations, so that Wilson Nolan and/or his designees, during all such times, shall represent one-third of the directors on the Boards of Directors of the Target Corporations. Notwithstanding anything herein to the contrary, the right of Wilson Nolan set forth in this Section 3.10 above shall lapse in the event of:
(i) his employment with Pima Gro being terminated pursuant to the terms of his employment agreement as set forth on Schedules 5.6 hereto; or (ii) the Pima Gro Shareholders have received the maximum amount of the Contingent Sum the Pima Gro Shareholders are entitled to receive pursuant to Section 3.4, hereof.

     (b) At the Closing, the officers of the Target Corporations shall tender their resignations as officers and Purchasers shall appoint new officers for the Target Corporations. The names of the officers of the Target Corporations who shall hold office, subject to the bylaws of each of the Target Corporations, shall be as follows: Don Thone, Chairman of the Board of Directors, Daniel Shook, Chief Financial Officer and Corporate Secretary (the "Corporate Secretary"), Ken McCord, as an assistant secretary and Wilson Nolan, President and Chief Executive Officer. The Boards of Directors of the Target Corporations shall appoint an assistant secretary in the Redlands, California office of the Target Corporations, in addition to Ken McCord. The Boards of Directors of the Target Corporations shall authorize such assistant secretary to execute documents presented by Wilson Nolan related to bonding matters only, without further authorization of the Boards of Directors of the Target Corporations.
All other matters requiring the signature of the secretary of the Target Corporations shall be executed by the Corporate Secretary, unless otherwise authorized by the Boards of Directors of the Target Corporations in writing.

                                      ARTICLE IV

                                  SPECIAL COVENANTS

     Section 4.1 ACCESS TO PROPERTIES AND RECORDS. Purchasers, and the Target Corporations, will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Purchasers, and the Target Corporations, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Purchasers, and the Target Corporations, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledges that the Combined Exchanged Synagro Stock to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Synagro is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, Synagro will use its best efforts to:
(a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Synagro so as to make available to the stockholders of Synagro the provisions of Rule 144 pursuant to subparagraph
(c)(1) thereof; and (b) within three (3) days of any written request of any stockholder of Synagro, Synagro will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Synagro holding restricted securities of Synagro as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. Synagro will not take any action which would interfere with the ability of the Pima Gro Shareholders to sell the Combined Exchanged Synagro Stock pursuant to applicable law at the soonest possible date following the Closing Date. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 INFORMATION FOR PURCHASERS PUBLIC REPORTS. Upon written request of Synagro or its counsel, the Target Corporations and the Pima Gro Shareholders will furnish Purchasers with all information concerning the Target Corporations and the Pima Gro Shareholders, including all financial statements, required for inclusion in any public reports required to be filed by Synagro pursuant to the Securities Act, the Exchange Act or any other applicable federal or state law. The Target Corporations represent and warrant to Synagro that, to the best of their knowledge and belief, all information so furnished, including the financial statements described in Section 1.9, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.4 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE COMBINED EXCHANGED SYNAGRO STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Combined Exchanged Synagro Stock to the Pima Gro Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which the Pima Gro Shareholders acquire such securities.

     Section 4.5 THIRD PARTY CONSENTS. Purchasers and the Target Corporations agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.6  ACTIONS PRIOR TO CLOSING.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Purchasers or Pima Gro Schedules or as permitted or contemplated by this Agreement, Purchasers and the Target Corporations, respectively, will each:

          (i) carry on the Business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and Business;

          (v) use its reasonable commercial efforts to maintain and preserve the Business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Purchasers nor the Target Corporations will:

          (i) (A) increase the rate of the compensation payable or to become payable to any of the employees or agents of the Business other than in the ordinary course of business, (B) amend in any material respect any bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, retirement or other similar plan or arrangement to or in respect of any such employee or agent, other than as may be required to maintain compliance with ERISA and/or the Code or (C) enter into any new, or amend in any respect any existing employment, severance or consulting agreement, sales agency, or other Contract with respect to the performance of personal services for the Business, other than as may be required to maintain compliance with ERISA and/or the Code;

          (ii) (A) incur or become subject to, or agree to incur or become subject to, any obligation or liability (contingent or otherwise) relating to the Business, except (1) normal trade or business obligations (including contracts) incurred in the ordinary course of business and consistent with past practice and (2) obligations under contracts listed on any Schedule to this Agreement, (B) sell, assign, transfer, convey, lease or otherwise dispose of any of the Target Corporations' Assets, other than inventory of the Business, in the ordinary course of business, (C) cancel or compromise any debts or claim or waive or release any material right relating to the Business or the Target Corporations' Assets, except for adjustments or settlements made in the ordinary course of business consistent with past practice, or (D) acquire any assets relating to the Business other than in the ordinary course of business;

          (iii) except as set forth on Schedule 4.6(b)(iii) hereof, make any dividend, distribution or other payment in respect of its capital stock; or

          (iv) take any action that would cause any representation or warranty contained in this Agreement not to be true and correct as of the Closing Date, as if made on the Closing Date.

     Section 4.7 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The parties hereby agree that the representations and warranties made in this Agreement and, except as set forth in the next sentence, the indemnification obligations of the parties hereto, shall survive until June 30, 1999.

     Section 4.8 INDEMNIFICATION. (a) Irrespective of any due diligence investigation conducted by the Purchasers with regard to the transactions contemplated hereby, the Pima Gro Shareholders, jointly and severally, agree to indemnify and hold the Purchasers, and each of the officers and directors of Purchasers as of the date of execution of this Agreement and as of the Closing Date, harmless against any loss, liability, claim, damage or expense including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever (collectively, "Losses"), to which it or they may become subject which are imposed on, paid by, or asserted against Purchasers, their successors or assigns, at any time after the Closing Date by reason or on account of, in connection with, arising out of, attributable to or resulting from:

               (i) any and all Losses incurred or suffered by the Purchasers resulting from or arising out of any misrepresentation or breach of warranty made by the Target Corporations or any of the Pima Gro Shareholders in the Agreement or any of the Pima Gro Schedules;

               (ii) any and all Losses incurred or suffered by the Purchasers resulting from or arising out of the failure of the Target Corporations or any Pima Gro Shareholders to comply with any of the covenants contained in this Agreement or in any of the Pima Gro Schedules which are required to be performed by the Target Corporations or any Pima Gro Shareholders prior to the Closing Date;

               (iii) any claims for any injury to person or property attributable to any goods sold or services rendered by the Target Corporations prior to the Closing, regardless of whether such claims are asserted prior to or after the Closing (it being understood and agreed that (A) Losses under this clause (iii) shall be net of any proceeds received by the Purchasers under any policy of insurance maintained by the Purchasers in respect of such claims, and
(B) the Purchasers shall maintain the insurance required by them to be maintained pursuant to Section 3.3 for the time period set forth in such Section 3.3);

               (iv) any Environmental Claim (as defined below) or any Remedial Action (as defined below) arising out of or based upon anything relating to the use of the Target Corporations' Target Corporations Assets or Business prior to the Closing, or the operations of the Business prior to the Closing and the present or future presence or suspected presence of Hazardous substances or dangerous Substances in the soil, groundwater, surface waters, structures, plumbing, wiring, or soil vapor on or about the Premises.

          For purposes of this Section 4.8 "Environmental Claim" means any allegation, notice of violating action, claim, lien, demand, abatement or other order, injunction, judgment, decree, ruling, writ, assessment, arbitration award or direction (conditional or otherwise) by any governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof or any court or arbitrator (public or private) (a "Governmental Body"), or any other person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other diverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, or a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Substance or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other release in, into or onto the environment (including, without limitation, the air, soil surface or groundwater) at, in, by, from or related to any of the Premises or any activities conducted thereon; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Substances in connection with the operation of the Business; or (iii) the violation, or alleged violation, of any environmental law, order, Permit of or from any Governmental Body relating to environmental matters connected with the Business; and "Remedial Action" means any action, including, including litigation, any capital expenditure, required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Substance or any other substance in the indoor or outdoor environment, (b) prevent the release or threat of release, or minimize the further release of any Hazardous Substance or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (d) bring any asset of the Business into compliance with all Environmental laws and Permits.

               (v) any third party claims with respect to occurrences or events which occurred on or prior to the Closing Date and relate to the Target Corporations and/or its Employees. However, in the event Losses related solely to the Thermal, California matter referenced in Schedule 1.20 hereto, require indemnification pursuant to this Section 4.8, notwithstanding any provision in this Agreement to the contrary, the Pima Gro Shareholders shall only be required to provide indemnification on damages in excess of One Hundred Thousand Dollars ($100,000) any amount of indemnification not needed to be provided by the Pima Gro Shareholders pursuant to this Section 4.8 (a)(v) may, at the Pima Gro shareholders option, be applied toward any other matters of indemnifications; and
                                          39

               (vi) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

The indemnification provided for in this Section 4.8(a) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. This indemnity by the Pima Gro Shareholders includes without limitation, costs and expenses incurred in connection with any of the following:

               (A) Any reasonable investigation, site monitoring, remediation, removal, restoration, or reasonable related activities involving the presence of or releases from the Premises of any Hazardous substances or surface waters, structures, plumbing, wiring, or soil vapor on or about the Premises;

               (B) Any claims made by any governmental authority with jurisdiction over the Premises, including without limitation any administrative costs; and

               (C) Any claims relating to Hazardous Substances or dangerous substances made by any third parties to this Agreement, including without limitation government agencies, individuals and organizations of any kind whatsoever.

          However, the time during which and the amount of the indemnification that is provided by the Pima Gro Shareholders shall be for a period of three (3) years from the Closing Date (the "Indemnification Period") and shall be limited in amount to the then balance due and owing on the Note or any Contingent Sums due the Pima Gro Shareholders.

     (b) Irrespective of any due diligence investigation conducted by the Pima Gro Shareholders with regard to the transactions contemplated hereby, Purchasers agree to indemnify and hold the Pima Gro Shareholders harmless, against any loss, liability, claim, damage or expense including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever (collectively, "Losses") to which they may become subject, including claims on Personal Guarantees, which are imposed on, paid by, or asserted against the Pima Gro Shareholders, their successors or assigns, at any time after the Closing Date by reason or on account of, in connection with, arising out of, attributable to or resulting from:

               (i) any and all Losses incurred or suffered by the Pima Gro Shareholders resulting from or arising out of any misrepresentation or breach of warranty made by the Purchasers in this Agreement or in any of the Purchasers Schedules;

               (ii) any and all Losses incurred or suffered by the Pima Gro Shareholders resulting from or arising out of the failure of the Purchasers to comply with any of the covenants contained in this Agreement or in any of the Purchasers Schedules which are required to be performed by Purchasers;

               (iii) any Environmental Claim or any Remedial Action arising out of or based upon anything relating to the operation of the Business after the Closing;

               (iv) any third party claims with respect to occurrences or events which occur after the Closing Date and relate to the operation of the Business by the Purchasers after the Closing; and

               (v) all actions, suits proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

               (vi) In the event the Pima Gro Shareholders elect to foreclose upon the security described in the Pledge Agreement, a copy of which is attached as Schedule 3.3 hereto, and the Target Corporations have incurred unsecured borrowings, excluding trade payables acquired in the ordinary course of business, prior to the date of such foreclosure, the Purchasers do indemnify and hold the Pima Gro Shareholders harmless in an amount equal to the amounts of such unsecured borrowings.

The indemnification provided for in this Section 4.8(b) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (c) (i) Notwithstanding anything to the contrary contained in this Agreement, neither the Pima Gro Shareholders, on the one hand, nor the Purchasers on the other hand, shall be liable for any Losses under this Section
4.8 unless and only to the extent such Losses exceed $25,000 in the aggregate. The Purchasers agree, to the extent not prohibited or restricted in any way by any law or otherwise, that the Purchasers will use their reasonable efforts, for a period of sixty (60) days following a final determination of liability of any of the Pima Gro Shareholders to attempt to collect any indemnification payment due to Purchasers by the Pima Gro Shareholders hereunder as follows: Wilson Nolan, forty-five percent (45%) Herbert Kai, twenty-seven and one-half percent (27.5%) and John Kai, Jr., twenty seven and one-half percent (27.5%); PROVIDED, HOWEVER, that nothing in this sentence shall relieve any of the Pima Gro Shareholders from any liability the Pima Gro Shareholders may have; and PROVIDED, FURTHER, that the Purchasers shall be relieved of any obligation under this sentence if any of the Pima Gro Shareholders (or any of their assets) shall be the subject of a bankruptcy or insolvency proceeding.

     Section 4.9 NOTICE OF INDEMNIFICATION. (a) In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from any other party under the provisions of Section 4.8 (each such legal proceeding, claim or demand being an "Indemnity Event"), the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the occurrence of such Indemnity Event of which it has knowledge, which is covered by this indemnity, to be forwarded to such other party (the "Indemnitor") which notice in respect of any claims for indemnification other than pursuant to any Sections 4.8(a) or 4.8(b) must be received by the Indemnitor prior to June 30, 1999. Any Indemnity Event occurring by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenants with respect to which the Indemnity Event has occurred, the facts giving rise to the occurrence of an alleged Indemnity Event, and the amount of the liability asserted against the Indemnitor by reason of the occurrence of such Indemnity Event. The Indemnitee shall have ninety (90) days to cure (the "Cure Period") any Indemnity Event from the date notice is given, before any action for Indemnification shall be instituted. However, in no event shall the right to cure during such Cure Period interfere with the rights of Purchasers to withhold payments up to the amount of the claim on the Note or any Contingent Note as set forth in Section 4.11 (b) hereto. Once any asserted claim has been cured, all amounts withheld on the Note or any Contingent Note shall be released to the Pima Gro Shareholders, immediately.

          (b) Within fifteen (15) business days (or ten (10) business days in the case of third party claim pursuant to Section 4.10), after the receipt of a written notice of the occurrence of an Indemnity Event, the Indemnitor shall notify the Indemnitee in writing of its intent to contest it's obligation to indemnify or reimburse the Indemnitor under this Agreement (a "Contest") or to accept, in whole or in part, liability hereunder. Any such notice of Contest shall specify those items or amounts as to which the Indemnitor disagrees, and the Indemnitor shall be deemed to have accepted liability for all other items and amounts. If the Indemnitor does not respond within such fifteen (15) business day (or ten (10) business day) period to such written notice, the Indemnitor shall be deemed to have accepted liability for the entire amount requested by the Indemnitee.

          (c) In the event of a Contest, within ten (10) business days of receipt by an Indemnitee of the written notice thereof, each party shall select an arbitrator and submit the dispute to binding arbitration in the State of Texas. The arbitrators selected by each party shall select a third arbitrator. If the third arbitrator cannot be agreed upon, the Federal District Court sitting in Harris County, Texas shall select a third arbitrator. A decision by the individual arbitrator or a majority decision by the three (3) arbitrators shall be final and binding upon the parties. Such arbitration shall follow the rules of the American Arbitration Association and must be resolved by the arbitrators(s) within thirty (30) days after the matter is submitted to arbitration.

     Section 4.10 INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party (a ("Third Party Claim"), the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damages indemnified against hereunder; PROVIDED, HOWEVER, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense and the Indemnitor shall not settle any such proceeding, claim or demand unless the Indemnitee is fully released without any admission of liability. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. If the Indemnitee shall settle any proceeding which the Indemnitor has elected not to defend without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Section 4.10 with respect to any loss, liability, claim, obligation, damages and expense occasioned by such settlement.

     Section 4.11 INDEMNIFICATION PAYMENTS. (a) The Indemnitor shall pay any sums due and owing by it, which are not subject to a Contest, to the Indemnitee by wire transfer or certified check within ten (10) days after the date of the receipt of the notice from the Indemnitee specified in Section 4.9 hereof. The Indemnitor shall pay any sums due and owing by it, as determined by the arbitrator(s) in accordance with Section 4.9(c), to the Indemnitee by wire transfer or certified check within ten (10) days after the date of the award by the arbitrator(s). Any overdue amounts payable by the Indemnitor shall bear interest at an annual rate of eight percent (8%) PER ANNUM, based on a year of 365 days and the number of days elapsed.

          (b) Notwithstanding any of the provisions or the terms of Sections 3.1(a) and 3.4, or any Schedules attached to this Agreement, if the Indemnitees are the Purchasers, Purchasers shall have the right, in addition to all of the other rights granted to the Purchasers in this Article IV, but not the obligation, to set-off the amount of any liability owed to them in respect of any Indemnity Event, determined in accordance with the provision of this Section 4.8, against any amounts owed, or to become owing, by the Purchasers to the Pima Gro Shareholders by: (i) offsetting fifty percent (50%) of the amount of the claim against: (a) the next payment then due on the Note; and (b) in equal installments (the number of installments being equal to the member of payments remaining payable on the Note). (ii) In the event that there is an inadequate amount owing on the Note to pay such claim, then by reducing all amounts remaining due against any Contingent Sum Payments due. (iii) In the event there are funds held in the escrow pursuant to Section 4.17 and Schedule 4.17, and claim may be immediately offset against any funds held in such Escrow. It being understood that to the extent that the Purchasers do not elect set-off, or set-off is otherwise unavailable, the Pima Gro Shareholders shall remain liable in respect of such Indemnity Event. Further, once Purchasers assert a claim or a Third Party Claim is asserted in which the Pima Gro Shareholders are the Indemnitors, the Purchasers obligation to continue to make payments, in an amount reasonably necessary to satisfy such claim, under the Note or to pay any other consideration pursuant to Section 3.4, shall be suspended until such time as the Third Party Claim has been resolved. During the period that the obligations referenced in the immediately preceding sentence are suspended, interest will continue to accrue on any amount ultimately determined to be due and owing to the Pima Gro Shareholders, net of any offset arising (including interest) from such asserted claim or Third Party Claim.

     Section 4.12 NOTICES OF CERTAIN EVENTS. Each of the parties hereto shall promptly notify all of the parties hereto of:

          (a) any notice or other communication (i) alleging that the consent of any person is or may be required in connection with the transactions contemplated by this Agreement or (ii) from any person to the effect that such person intends not to continue to conduct business with the Purchasers (as successor to the Business) after the Closing;

          (b) any notice or any communication from any Government Body in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings to its knowledge commenced or threatened against, relating to or involving or otherwise affecting the Target Corporations or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any provision of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

          Section 4.13 GRANT OF PROXY. The Pima Gro Shareholders and their assigns shall, at the Closing, grant to Don Thone an irrevocable proxy, coupled with an interest, over any of the Combined Exchanged Synagro Stock in the form of Schedule 4.13 hereto, for a period of no less than three (3) years or until the Pima Gro Shareholders sell their shares of the Combined Exchanged Synagro Stock they may own. The proxy described in this Section 4.13 shall be structured so as not to adversely impact the ability of the Pima Gro Shareholders to sell any shares of the Combined Exchanged Synagro Stock.

     Section 4.14 NON-COMPETITION BY THE PIMA GRO SHAREHOLDERS. For a period which is to be the lesser of: (i) three (3) years from the date of termination of Wilson Nolan's employment under his employment agreement, Schedule 5.6 hereto; or (ii) six (6) years following the Closing Date (the "Restricted Period"); the Pima Gro Shareholders shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, principal stockholder, corporate officer, director, or in any other individual or representative capacity: (i) engage or participate in that part or portion of any business that is in competition in any manner with the Business of the Target Corporations or the Purchasers in the Territory (as defined below); (ii) divert, take away or attempt to divert or take away (and during the Restricted Period, call on or solicit) any of Purchasers' clients who had a business relationship with Purchasers or the Target Corporations in connection to the Target Corporations and the Purchasers, with respect to the Business of Purchasers or the Target Corporations within the states of California, Arizona, Indiana, Arkansas, Texas and the Washington, D.C. metropolitan area (the "Territory"), (for purposes of this Agreement, the term "Purchasers' clients" shall mean clients of Purchasers or the Target Corporations and those who develop a business relationship with Purchasers); (iii) undertake planning for or organization of any business within the Territory competitive with Purchasers or the Target Corporations or combine or conspire with employees or other representative of Purchasers or the Target Corporations within the Territory; or (iv) induce or influence (or seek to induce or influence) any person who is engaged, as an employee, agent, independent contractor or otherwise by Purchasers within the Territory to terminate his employment or engagement, with Purchaser.

     Section 4.15 TERMINATION OF AGREEMENTS. Except as set forth on Schedule 4.15, all agreements between the Pima Gro Shareholders and the Target Corporations existing as of the date of this Agreement shall, as of the Closing Date, without further action by any party to this Agreement, be null and void and any executory obligations contained in any such agreements shall be deemed to have lapsed and similarly be null and void. Further, Wilson Nolan may resign as of the Closing Date from all fiduciary capacities he might hold in conjunction with the 401K Plan maintained by the Target Corporations.

     Section 4.16 TAX TREATMENT RELATED TO ACQUISITION OF THE EXCHANGED PIMA GRO STOCK. The Parties hereto covenant and agree that the Target Corporations shall complete, in a manner satisfactory to the parties hereto, any and all returns and reports to the Internal Revenue Service which may reflect any obligation which arises out of or is material to the transactions provided for in this Agreement. The parties hereto further covenant and agree that they shall take no position on any income tax return, whether federal or state, which may, in the judgment of Purchasers, be inconsistent with the income tax treatment dictated by the terms of this Agreement with respect to the transactions provided for in this Agreement.

     Section 4.17 REFINANCING COVENANT. In the event the Target Corporations borrow money from any source, utilizing the assets of the Target Corporations as collateral for such borrowings, the Note shall become immediately due and payable: (i) unless there is no increase in the amount of the debt imposed upon the Target Corporations' Assets utilized as collateral for such borrowings; or
(ii) in the event that the amount of such borrowing is in excess of the debt imposed upon the Target Corporations' Assets utilized as collateral for such borrowings, such excess, up to the amount then remaining due on the Note, is deposited into a payment escrow (the "Payment Escrow") pursuant to a payment escrow agreement (the "Payment Escrow Agreement") in the form of Schedule 4.17 hereto. All funds deposited into the Payment Escrow shall be maintained and paid out as scheduled payments on the Note as such scheduled payments come due. Any amounts received from such borrowings in excess of the balance due on the Note on the date of such borrowing shall be utilized by the Purchasers as they shall elect, in Purchasers' sole and absolute discretion.

     Section 4.18 MONIES OWED BY OR OWING TO THE TARGET CORPORATIONS TO OR FROM THE PIMA GRO SHAREHOLDERS. In connection with monies owed by or owing to the Target Corporations to or from the Pima Gro Shareholders as of June 30, 1996, the parties hereto agree that ninety (90) days after the Closing Date all such amounts shall be paid in full, as more fully set forth in Schedule 4.18 hereto.


                                      ARTICLE V

                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF PURCHASERS

          The obligations of Purchasers under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 ACCURACY OF REPRESENTATIONS. Except as otherwise provided herein, he material representations and warranties made by Target Corporations and the Pima Gro Shareholders in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and the Target Corporations and the Pima Gro Shareholders shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Target Corporations and the Pima Gro Shareholders prior to or at the Closing. The Purchasers shall have been furnished with a certificate, signed by duly authorized executive officers of The Target Corporations dated the Closing Date, to the foregoing effect.

     Section 5.2 OFFICER'S CERTIFICATE. Purchasers shall have been furnished with a certificate dated the Closing Date and signed by duly authorized officers of the Target Corporations, in the form of Schedule 5.2, to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of the Target Corporations, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Pima Gro Schedules, by or against the Target Corporations which might result in any material adverse change in any of the assets, properties, the Business or operations of the Target Corporations.

     Section 5.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any change which has a Material Adverse Effect in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any Material Adverse Effect in the financial condition, the Business or operations of the Target Corporations.

     Section 5.4 OPINION OF COUNSEL TO THE TARGET CORPORATIONS. Purchasers shall receive an opinion, dated the Closing Date, of Mirau, Edwards, Cannon & Harter, counsel to the Target Corporations, and other counsel acceptable to Purchasers who may render opinions regarding legal matters relating to the law of states other than California. Such opinions shall be to the best of such counsels knowledge and be in substantially the following form:

     (a) Pima Gro and Pima Gro 2 are corporations duly organized, validly existing, and in good standing under the laws of the state of Arizona and have the corporate power and are duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of their properties and assets and to conduct the Business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by them or the nature of the Business transacted by them require qualification;

     (b) To the best knowledge of such legal counsel, the execution and delivery by the Target Corporations of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of the Target Corporations' articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license, agreement or other obligation or violate any court order, writ, injunction or decree applicable to the Target Corporations, or their properties or assets;

     (c)   The Target Corporations have no subsidiaries;

     (d) The authorized capitalization of Pima Gro consists of 1,000,000 shares of common stock, $0.01 par value and the authorized capitalization of Pima Gro 2 consists of 1,000,000 shares of common stock, $0.01 par value. As of the Closing Date, there are nineteen thousand twenty (19,020) shares of common stock and three hundred (300) shares of common stock respectively, issued and outstanding of Pima Gro and Pima Gro 2. All issued and outstanding shares of the common stock of the Target Corporations are legally issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. To the best of such counsel's knowledge, except as set forth above, there are no outstanding: (i) securities convertible into or exchangeable for any of the Target Corporations' capital stock; or (ii) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by the Target Corporations under the Securities Act to purchase or subscribe to capital stock of the Target Corporations or securities convertible into or exchangeable for capital stock of the Target Corporations). To the best of such counsel's knowledge, the Target Corporations are not parties to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the common stock of the Target Corporations;

     (e) The shares of the Target Corporations' common stock to be transferred to Purchasers pursuant to the terms of this Agreement will be, when transferred in accordance with the terms hereof, legally issued, fully paid and nonassessable and not issued in violation of the rights of any person and shall be free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement);

     (f) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary action of the Boards of Directors and stockholders of the Target Corporations, and there are no dissenters' rights or rights of appraisal with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligations of the Target Corporations, enforceable in accordance with its term, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (g) To the best knowledge of such legal counsel, except as set forth in the Pima Gro Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting the Target Corporations or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

     (h) To the best of such counsel's knowledge, no consent, approval or authorization of or filing or registration with any governmental body or agency of the United States federal government or of any state is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. The Target Corporations have taken all actions required by the applicable laws of the states of Arizona and Washington to permit the transfer of the shares of the Target Corporations Common Stock to Purchasers; and

     (i) Upon delivery to Purchasers of the certificates described in Section
3.8 of this Agreement, Purchasers will receive good and marketable title to the Exchanged Pima Gro Stock, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of the Target Corporations.

     Section 5.5 OTHER ITEMS. Purchasers shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Purchasers may reasonably request.

     Section 5.6 EMPLOYMENT AGREEMENT FOR WILSON NOLAN. Wilson Nolan shall enter into an employment agreement with Pima Gro in the form attached hereto as
Schedule 5.6. The Target Corporations, Wilson Nolan and the Pima Gro Shareholders hereby expressly agree and acknowledge that the non-disclosure and non-competition provisions set forth in Section 4.14 hereof and the non-competition provisions set forth in the employment agreement of Wilson Nolan attached hereto as Schedules 5.6 are material consideration for Purchasers' entering into this Agreement, and that the breach of such provisions by Wilson Nolan shall be deemed to be a breach of this Agreement.

     Section 5.7 FRANCHISE TAX BOARD CLEARANCE. Purchasers shall have received a letter of good standing, as of a date not more than ten (10) days before the Closing Date, of the California Franchise Tax Board for Pima Gro.

     Section 5.8 EMPLOYMENT DEVELOPMENT DEPARTMENT RELEASE. Purchasers shall have received oral confirmation of good standing from the California Employment Development Department stating that, as of a date not more than ten (10) days before the Closing Date, no contributions, interest, or penalties are due to the Employment Development Department from Pima Gro.

                                      ARTICLE VI

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                  TARGET CORPORATIONS AND THE PIMA GRO SHAREHOLDERS


          The obligations of the Target Corporations and the Pima Gro Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.1 ACCURACY OF REPRESENTATIONS. The Material representations and warranties made by Purchasers in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and Purchasers shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchasers prior to or at the Closing. The Target Corporations shall have been furnished with a certificate, signed by duly authorized executive officers of Purchasers and dated the Closing Date, to the foregoing effect.

     Section 6.2 OFFICER'S CERTIFICATE. The Target Corporations and the Pima Gro Shareholders shall have been furnished with a certificate dated the Closing Date and signed by duly authorized officers of Purchasers to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Purchasers, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Purchasers Schedules, by or against Purchasers, which might result in any material adverse change in any of the assets, properties, business or operations of Purchasers, in the form of
Schedule 6.2.

     Section 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Purchasers.

     Section 6.4 OPINION OF COUNSEL TO PURCHASERS. The Target Corporations shall receive an opinion, dated the Closing Date, of Matthias & Berg LLP, counsel to Purchasers. Such opinions shall be to the best of such counsels knowledge and be in substantially the following form:

     (a) Purchasers are corporations duly organized, validly existing, and in good standing under the laws of the States of Nevada and Texas, respectively, and each has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

     (b) To the best knowledge of such legal counsel, the execution and delivery by Purchasers of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Purchasers' articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Purchasers or their properties or assets;

     (c) The authorized capitalization of Synagro consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.002 per share. As of the Closing Date, there are 6,197,102 shares of Synagro common stock issued and outstanding and no shares of Synagro Preferred Stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. To the best of such counsel's knowledge, Synagro is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Synagro common stock;

     (d) The shares of Synagro common stock to be issued to the Pima Gro Shareholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and nonassessable and not issued in violation of the rights of any person;

     (e) To the best of such counsel's knowledge, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary action of the Boards of Directors of Purchasers, and there are no dissenters' rights or rights of appraisal with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Purchasers, enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (f) To the best knowledge of such counsel, except as set forth in the Purchasers Schedules, there are no actions, suits or proceedings pending or threatened by or against Purchasers or affecting Purchasers's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

     (g) To the best of such counsel's knowledge, no consent, approval or authorization of or filing or registration with any governmental body or agency of the United States federal government or of any state is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. Purchasers have taken all actions required by the applicable laws of the State of Nevada to permit the issuance of the shares of Combined Exchanged Synagro Stock to the Pima Gro Shareholders; and

     (h) Upon delivery to the Pima Gro Shareholders of the certificates described in Section 3.1(a)(ii) and 3.4 of this Agreement, the Pima Gro Shareholders will receive good and marketable title to the Combined Exchanged Synagro Stock, all of such Combined Exchanged Synagro Stock shall be received by the Pima Gro Shareholders as validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

     Section 6.5 OTHER ITEMS. The Target Corporations and the Pima Gro Shareholders shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

                                     ARTICLE VII

                                    MISCELLANEOUS

     Section 7.1 BROKERS AND FINDERS. Neither Purchasers, the Target Corporations, nor the Pima Gro Shareholders, nor any of their respective officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Purchasers, the Target Corporations, or the Pima Gro Shareholders, as the case may be, for any investment banking fees, brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of Texas and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of Texas as agent for service of process for all purposes provided herein.

     Section 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation hand-delivered copy or sent by first class mail, addressed as follows:

          If to the Target
          Corporations and/or
          the Pima Gro
          Shareholders:            Pima Gro Systems, Inc.
                                   Wilson Nolan, President
                                   2015 West Park Avenue, Suite 8
                                   Redlands, California 92373
                                   (909) 793-9954 (Telecopier)

          With a copy to:          Mirau, Edwards, Cannon & Harter
                                   599 North "E" Street, Suite 205
                                   San Bernardino, California  92401
                                   Attn: Stanley A. Harter, Esq.
                                   (909) 384-0203 (Telecopier)

          If to Purchasers:        Synagro Technologies, Inc.
                                   Don Thone, President
                                   16000 Stuebner Airline, Suite 420
                                   Spring, Texas  77379
                                   (713) 370-9292 (Telecopier)

          With a copy to           Matthias & Berg LLP
                                   515 South Flower Street
                                   7th Floor
                                   Los Angeles, California 90071
                                   Attn: Jeffrey P. Berg, Esq.
                                   (213) 895-4058 (Telecopier)
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telecopied.

     Section 7.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non- prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the transaction contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (a) to the extent such data is a matter of public knowledge or is required by law to be published; and (b) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 THIRD PARTY BENEFICIARIES. This Agreement has been made and is made solely for the benefit of Purchasers, the Target Corporations and the Pima Gro Shareholders and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     Section 7.8 ENTIRE AGREEMENT. This Agreement and all Schedules hereto, as well as agreements and other documents referred to in this Agreement constitute the entire agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all previous agreements between or among the parties. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral between or among the parties, except as set forth in this Agreement or the documents and agreements referred to in this Agreement.

     Section 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

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

     Section 7.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 EXPENSES. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.16 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.17 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, the parties, or any one of them, have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.18 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.19 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     Section 7.20 ASSIGNMENT. Neither party shall voluntarily or by operation of law assign, hypothecate, give, transfer, mortgage, sublet, license, or otherwise transfer or encumber all or any part of its rights, duties, or other interests in this Agreement or the proceeds thereof (collectively, Assignment), without all other parties prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision shall be a material default under this Agreement and any Assignment in violation of the provision shall be null and void.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and the individual parties have executed this Agreement as of the date first above written at Houston, Texas.
                              ("Purchasers")
                              SYNAGRO TECHNOLOGIES, INC.

                              By:  /s/Don Thone
                                   ---------------------
                                   Don Thone, President

                              ("CDR")
                              CDR ENVIRONMENTAL, INC.

                              By:  /s/Don Thone
                                   ---------------------
                                   Don Thone, President


                              ("Pima Gro")
                              PIMA GRO SYSTEMS, INC.

                              By:  /s/Wilson Nolan
                                   ---------------------
                                   Wilson Nolan, President

                              PIMA GRO SYSTEMS 2, INC.

                              By:  /s/Wilson Nolan
                                   ---------------------
                                   Wilson Nolan, President

                              ("Pima Gro Shareholders")

                                   /s/Wilson Nolan
                                   ---------------------
                                   Wilson Nolan, an individual

                                   /s/Herbert Kai
                                   ---------------------
                                   Herbert Kai, an individual

                                   /s/John Kai, Jr.
                                   ---------------------
                                   John Kai, Jr., an individual